UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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NATIONWIDE HEALTH PROPERTIES, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 4, 2010

To the Stockholders:

The annual meeting of stockholders of Nationwide Health Properties, Inc. will be held at the Conference Center at 610 Newport Center Drive, Newport Beach, California on May 4, 2010, at 1:00 p.m. local time. At the meeting, stockholders will act on the following matters:

(1) Election of three directors, each for a term of three years;

(2) Ratify the appointment of Ernst & Young LLP as independent accountants for 2010;

(3) Approve the amendment and restatement of the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan; and

(4) Any other matters that may properly come before the meeting.

Stockholders of record at the close of business on March 17, 2010 are entitled to notice of and to vote at the meeting or any postponement or adjournment of the meeting.

We intend to take advantage of Securities and Exchange Commission rules that allow issuers to provide access to proxy materials over the Internet. Accordingly, we are mailing, on or about March 25, 2010, a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on March 17, 2010.

By Order of the Board of Directors

Douglas M. Pasquale
Chairman of the Board, President and Chief Executive Officer

March 25, 2010
Newport Beach, California

NATIONWIDE HEALTH PROPERTIES, INC.
610 Newport Center Drive, Suite 1150
Newport Beach, California 92660

PROXY STATEMENT

The Board of Directors (the “Board”) of Nationwide Health Properties, Inc. (the “Company”) is providing these materials for the solicitation of proxies for use at our annual meeting of stockholders to be held on May 4, 2010, beginning at 1:00 p.m., Pacific time, at the Conference Center, 610 Newport Center Drive, Newport Beach, California, and at any time and date to which the annual meeting may be properly adjourned or postponed. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders describe the purposes of the annual meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about March 25, 2010 to all stockholders entitled to notice of and to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the ratification of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010, and the approval of the amendment and restatement of the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan. In addition, the Company’s management will report on the performance of the Company during 2009 and respond to questions from the stockholders.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with the rules and regulations promulgated by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are now furnishing proxy materials, which include our proxy statement and annual report, to our stockholders over the Internet. Because you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials, unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 17, 2010, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or at any time and date to which the annual meeting may be properly adjourned or postponed. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 117,618,027 shares of common stock of the Company were outstanding. For purposes of determining the existence of a quorum, proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

By Telephone or the Internet — Stockholders can simplify their voting by voting their shares via telephone or the Internet. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Standard Time, on May 3, 2010.

By Mail — Stockholders who request a paper proxy card by telephone, Internet or e-mail may elect to vote by mail and should complete, sign and date their proxy cards and mail them in the pre-addressed envelopes that accompany the delivery of paper proxy cards. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by requesting a paper proxy card according to the instructions contained in the Notice of Internet Availability of Proxy Materials received from your broker or other agent, and then completing, signing and dating the voting instruction card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

At the Annual Meeting — Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the annual meeting.

Can I change my vote?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company, either a notice of revocation or a duly executed proxy bearing a later date. If you are a registered stockholder, or if you are a “street name” stockholder and obtain a proxy form from your broker or other institution holding your shares, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth, together with the description of all proposals, in this proxy statement. In summary, the Board unanimously recommends a vote FOR election of the nominated slate of directors (see page 6), FOR the ratification of the appointment of the independent accountants (see page 44) and FOR the approval of the amendment and restatement of the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan (see page 45).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required for the election of the directors?

The vote of a plurality of all the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What vote is required to ratify the appointment of independent accountants?

The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What vote is required to approve the amendment and restatement of the performance incentive plan?

The affirmative vote of a majority of the votes cast on the proposal is required to approve the amendment and restatement of the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan, provided that the total votes cast represents more than 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on this proposal, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

If I hold my shares in “street name,” how will they be voted?

If you hold your shares in “street name,” through a broker or other nominee, you may instruct your broker or nominee how to vote your shares. If you fail to instruct your broker or nominee, New York Stock Exchange rules will permit your broker or nominee to exercise voting discretion without receiving instructions from you, the beneficial owner, only with respect to certain routine matters (including Item 2). Thus, if you do not give your broker or nominee specific instructions, your shares may nevertheless be voted on that matter and will be counted for purposes of determining the outcome of such matter. If, however, your broker or nominee returns a properly completed proxy but fails to vote shares on a particular matter because it does not have discretionary power to vote (including Items 1 and 3), then those shares, while still considered as represented at the meeting for quorum purposes, will not be considered as voting for purposes of determining the outcome of that matter.

  What is the Company’s policy with respect to Board member attendance at annual meetings of stockholders?

Board members are encouraged to attend the Company’s annual meeting of stockholders. All of the Company’s ten Board members serving at the time attended the 2009 annual meeting of stockholders.

How may I obtain a separate set of proxy materials or request a single set for my household?

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Notice of Internet Availability of Proxy Materials, annual report and proxy statement, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copies by writing to us at the address below:

Nationwide Health Properties, Inc.
Attn: Investor Relations
610 Newport Center Drive, Suite 1150
Newport Beach, CA 92660
Telephone: (949) 718-4400

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above to request delivery of a single copy of these materials in the future.

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

The following table sets forth the only stockholders known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock at February 16, 2010:

	Common Stock		Percent of
Beneficial Owner	Beneficially Owned		Outstanding Shares
ING Clarion Real Estate Securities, LLC	9,564,368	(1)	8.15%
201 King of Prussia Road, Suite 600
Radnor, PA 19087
The Vanguard Group, Inc.	9,135,032	(2)	7.78%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc. and affiliated entities	8,119,641	(3)	6.91%
40 East 52nd Street
New York, NY 10022

(1)	ING Clarion Real Estate Securities, LLC had sole dispositive power with respect to 9,564,368 shares, sole voting power with respect to 2,805,389 shares and shared voting power with respect to 5,200 shares. Information is based on a Schedule 13G/A filed by ING Clarion Real Estate Securities, LLC with the Securities and Exchange Commission on February 12, 2010.

(2)	The Vanguard Group, Inc., together with its wholly-owned subsidiary Vanguard Fiduciary Trust Company, had sole dispositive power with respect to 9,064,759 shares, shared dispositive power with respect to 70,723 shares and sole voting power with respect to 70,273 shares. Information is based on a Schedule 13G/A filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on February 4, 2010.

(3)	BlackRock, Inc. and affiliated entities had sole dispositive power with respect to 8,119,641 shares and sole voting power with respect to 8,119,641 shares. Information is based on a Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 29, 2010.

How much stock do the Company’s directors and executive officers own?

The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company’s directors, the executive officers of the Company named in the Summary Compensation Table below and all current directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of March 15, 2010.

	Aggregate Number
	of Shares	Acquirable	Percent of
	Beneficially	Within	Shares	Restricted
Name	Owned(1)	60 Days(2)	Outstanding(3)	Stock Units(4)
R. Bruce Andrews	278,185	131,134	0.2%	6,000
David R. Banks	47,500	—	0.0%	6,000
Donald D. Bradley	142,710	48,083	0.1%	42,062
William K. Doyle	23,890	—	0.0%	6,000
Richard I. Gilchrist	4,000	—	0.0%	5,000
Abdo H. Khoury	98,055	20,883	0.1%	42,525
Charles D. Miller	110,245	—	0.1%	6,000
Douglas M. Pasquale	316,741	118,767	0.3%	166,493
Robert D. Paulson	29,679	—	0.0%	6,000
Jeffrey L. Rush, M.D.	934,711	887,634	0.8%	5,000
Keith P. Russell	12,000	—	0.0%	6,000
Jack D. Samuelson	80,626	—	0.1%	6,000
All current directors and executive officers as a group (12 persons)	2,078,342	1,206,501	1.8%	303,080

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either some or shared investment or voting authority. Certain of the Company’s directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

•	Mr. Banks — 2,000 shares held by his wife.

•	Mr. Doyle — 268 shares held by his son and 3,400 shares held by two trusts.

•	Mr. Khoury — 3,000 shares held by a trust.

•	Mr. Miller — 11,300 shares held by two trusts.

•	Mr. Pasquale — 5,500 shares held by his wife and 1,730 shares held by his son.

•	Mr. Paulson — 14,679 shares held by two trusts.

The number of shares shown in this column also includes the shares in the column entitled “Acquirable within 60 Days.”

(2)	Reflects shares that could be purchased by exercise of options under the Company’s stock option plan and shares that could be acquired by the conversion of operating partnership units on March 15, 2010 or within 60 days thereafter.

(3)	Any shares acquirable within 60 days of March 15, 2010 by a person are deemed to be outstanding for the purpose of computing the percentage beneficially owned by that person, but they are not treated as outstanding for the purpose of computing the ownership percentage of any other person.

(4)	Each restricted stock unit represents a contractual right to receive one share of our common stock if certain time-based vesting requirements are satisfied. Restricted stock units are credited to a bookkeeping account established by the Company on behalf of each grantee. The restricted stock units do not have voting rights and generally may not be transferred, except to the Company or to a beneficiary of the holder upon his death. Holders are, however, entitled to dividend equivalent rights with respect to the restricted stock units. The restricted stock units reflected in this column are not included in the computation of percent of shares outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and the persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Executive Officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2009, the Company believes that all of the Company’s directors and executive officers complied during 2009 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except for: (1) a late Form 4 filing for Mr. Bradley to report the exercise of employee stock options; (2) two late Form 4 filings for each of Messrs. Pasquale, Khoury and Bradley to report shares withheld to satisfy tax withholding obligations on vesting restricted stock; and (3) one late Form 4 filing for each of Messrs. Samuelson, Doyle, Andrews, Paulson, Russell, Miller, Banks and Gilchrist and Dr. Rush to report the grant of restricted stock units.

ITEM 1 — ELECTION OF DIRECTORS

The Board is currently divided into three classes, each having three-year terms that expire in successive years. The current term of office of the directors in each class expire as follows:

•	Class II expires at the 2010 annual meeting;

•	Class III expires at the 2011 annual meeting; and

•	Class I expires at the 2012 annual meeting.

Each of the nominees for election as a Class II director will be elected for a term of three years and until his respective successor is duly elected and qualified. Each of the nominees is described below under the caption “Directors Standing for Election.” Mr. Paulson was elected as a Class I director at the 2009 annual meeting. In February 2010, the Board decided to reduce the size of the Board from ten to nine directors to be effective at the conclusion of the 2010 annual meeting of stockholders. In order to make the three classes equal in size, the Board has nominated Mr. Paulson as a Class II director for election at the 2010 annual meeting.

Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

VOTE REQUIRED

A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL
OF THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

Directors Standing for Election

Class II Directors

David R. Banks	Director since 1985

Mr. Banks, 73, is the retired Chairman and Chief Executive Officer of Beverly Enterprises, Inc., an operator of nursing facilities and rehabilitation clinics. He joined Beverly Enterprises, Inc. as President and Chief Operating Officer in October 1979; was elected President and Chief Executive Officer in May 1989, and was elected Chairman, President and Chief Executive Officer in March 1990; and served as Chairman from March 1990 until his retirement in December 2001. He was a Director of Beverly Enterprises, Inc. from September 1979 through December 2001. Mr. Banks has served as a director of Ralcorp Holdings, Inc. since 2001. The Board has determined that Mr. Banks should serve as a Director based on his extensive experience in the healthcare real estate industry.

Douglas M. Pasquale	Director since 2003

Mr. Pasquale, 55, has served as Chairman of the Board since May 2009 and President and Chief Executive Officer since April 2004. Mr. Pasquale was Executive Vice President and Chief Operating Officer from November 2003 to April 2004 and a director since November 2003. Mr. Pasquale served as the Chairman and Chief Executive Officer of ARV Assisted Living, Inc. (“ARV”), an operator of assisted living facilities, from December 1999 to September 2003. From April 2003 to September 2003, Mr. Pasquale concurrently served as President and Chief Executive Officer of Atria Senior Living Group. From March 1999 to December 1999, Mr. Pasquale served as the President and Chief Executive Officer at ARV, and he served as the President and Chief Operating Officer at ARV from June 1998 to March 1999. Previously, Mr. Pasquale served as President and Chief Executive Officer of Richfield Hospitality Services, Inc. and Regal Hotels International-North America, a hotel ownership and hotel management company, from 1996 to 1998, and as its Chief Financial Officer from 1994 to 1996. Mr. Pasquale is a member of the Executive Board of the American Seniors Housing Association and is a director of Alexander & Baldwin, Inc. and Matson Navigation Company, Inc., a director of Terreno Realty Corporation and a member of the Board of Trustees of the Newport Harbor Nautical Museum. The Board has determined that Mr. Pasquale should serve as a Director based on this prior work experience having been the chief executive officer at three companies, as well as his service as a director of publicly traded companies. His position as President and Chief Executive Officer of the Company provides him with unique knowledge of all aspects of the Company’s business and operations.

Robert D. Paulson	Director since 2002

Mr. Paulson, 64, has been the Chief Executive Officer of Aerostar Capital LLC, a private equity investment firm since he founded it in June 1997. Prior to founding Aerostar Capital, Mr. Paulson retired from McKinsey & Company, Inc., an international management consulting firm. At McKinsey, Mr. Paulson served as the Los Angeles Office Manager, led the Global Aerospace and Defense Practice, and was twice elected to McKinsey’s Board of Directors. Mr. Paulson currently serves as a director of Ducommun Inc., Wesco Aircraft Hardware, Inc. and the Grand Teton Music Festival. From 2001 to 2007, Mr. Paulson served as a director of Firth Rixon Limited and its predecessor company, Forgings International Inc. On February 10, 2009, the Board elected Mr. Paulson to serve as Lead Independent Director of the Company, effective immediately prior to the annual meeting on May 5, 2009. The Board has determined that Mr. Paulson should serve as a Director based on his experience over more than 20 years consulting with CEO’s and boards on issues of strategy, several years of which were spent consulting with a major public healthcare provider and hospital operator. Mr. Paulson’s vast experience in consulting, as well as experience serving as a director on two other Fortune 500 companies listed on the NYSE has given him exposure to various industries and experience addressing issues of governance.

Directors Continuing in Office

Class III Directors

R. Bruce Andrews	Director since 1989

Mr. Andrews, 69, served as President and Chief Executive Officer of the Company from September 1989 until his retirement in April 2004. He had previously served as a Director of American Medical International, Inc., a hospital management company, and served as its Chief Financial Officer from 1970 to 1985 and its Chief Operating Officer in 1985 and 1986. Mr. Andrews is a director of Thomas Properties Group, Inc., a full-service real estate operating company. The Board has determined that Mr. Andrews should serve as a Director based on his significant real estate experience. Additionally, as a former President and Chief Executive Officer of the Company, Mr. Andrews has extensive knowledge of the Company’s operations as well as executive management and leadership skills.

Charles D. Miller	Director since 1985

Mr. Miller, 82, is the retired Chairman and Chief Executive Officer and current Director Emeritus of Avery Dennison Corporation, a manufacturer of self-adhesive materials, labels, and office products, where he held various executive positions since 1964. He is a member of the Board of Directors of the LA 84 Foundation, the Los Angeles Sports Council and the Southern California Committee for the Olympic Games. He is also a Trustee of Southern California Public Radio/KPCC and Trustee Emeritus of Johns Hopkins University and Occidental College. Mr. Miller served as Chairman of the Board of the Company from 1998 to 2009, when he was succeeded as Chairman by Mr. Pasquale. The Board has determined that Mr. Miller should serve as a Director based on this experience, as well as his leadership abilities, financial knowledge and business acumen.

Richard I. Gilchrist	Director since 2008

Mr. Gilchrist, 64, serves as President of The Irvine Company’s Investment Properties Group. Mr. Gilchrist has served as chief executive and founder of several major public and private real estate investment trusts (“REITs”) and real estate operating companies with investments throughout the United States. In his current role, Mr. Gilchrist guides all aspects of The Irvine Company’s office, retail, resort and apartment properties in Southern California and Silicon Valley, including development, marketing and management. The Irvine Company is a 140-year old privately held company known throughout the world as a best-of-class master planner and long-term owner, investor and operator of a large and diversified real estate portfolio. Prior to joining The Irvine Company, Mr. Gilchrist served as President and Co-Chief Executive of Maguire Properties, Inc. in Los Angeles. At Maguire Properties, he oversaw significant growth in the company’s portfolio, both through acquisitions and development, and spearheaded the

REIT’s successful initial public offering in 2003. Before joining Maguire Properties, Mr. Gilchrist served as President and Chief Executive Officer of the privately held REIT, Commonwealth Atlantic Properties, where he managed the planning and entitlement of an 11 million square foot mixed-use project. Mr. Gilchrist currently serves as a director of BioMed Realty Trust, Inc. Mr. Gilchrist was also a co-founder and managing partner of CommonWealth Partners, LLC and advisor and venture partner with the California Public Employees’ Retirement System and senior partner of Maguire Thomas Partners, a national real estate developer and operator. The Board has determined that Mr. Gilchrist should serve as a Director primarily based on his extensive experience working with major public and private real estate companies, including a number of REITs.

Class I Directors

William K. Doyle	Director since 2000

Mr. Doyle, 63, has been the Managing Partner of Kerlin Capital Group, LLC, a private investment bank based in Los Angeles, California, since he founded the firm in 1994. Mr. Doyle has been an investment banker for more than 30 years. Prior to founding Kerlin Capital Group, LLC, Mr. Doyle was a Managing Director and investment banker for four different firms: Smith Barney, Prudential Capital Funding, Bankers Trust Company and Lehman Brothers, where he was involved in capital raising transactions for ten different REITs. The Board has determined that Mr. Doyle should serve as a Director primarily based on his extensive experience in corporate finance and capital markets, particularly with respect to REITs.

Keith P. Russell	Director since 2002

Mr. Russell, 64, has been the President of Russell Financial, Inc., a strategic and financial consulting firm serving businesses and high net worth individuals and families, since June 2001. Mr. Russell retired as the Chairman of Mellon West and the Vice Chairman of Mellon Financial Corporation, in which capacities he served from May 1996 until March 2001. From September 1991 through April 1996, Mr. Russell served in various positions at Mellon, including Vice Chairman and Chief Risk Officer of Mellon Bank Corporation and Chairman of Mellon Bank Corporation’s Credit Policy Committee. From 1983 to 1991, Mr. Russell served as President and Chief Operating Officer, and a director, of Glenfed/Glendale Federal Bank. Mr. Russell also serves on the Board of Directors of Sunstone Hotel Investors, Inc. From 2003 to 2008, Mr. Russell was a director of Countrywide Financial Corporation, where he was a member of the audit and ethics, credit, finance and special oversight committees. From 2002 to 2008, Mr. Russell was a director of Countrywide Bank (private) and from 2001 to 2007 he was a member of the UCLA Anderson Board of Visitors (non-profit). Mr. Russell has been a panelist at various conferences and seminars, addressing topics such as corporate governance and the role of the audit committee. Mr. Russell holds a B.A. degree in Economics from the University of Washington and an M.A. degree in Economics from Northwestern University. The Board has determined that Mr. Russell should serve as a Director primarily based on his expertise in the areas of risk management and financial analysis. As a leading executive with several large financial institutions, Mr. Russell has extensive experience in assessing risks and reserves for companies in a wide range of financial situations.

Jeffrey L. Rush, M.D.	Director since 2008

Dr. Rush, 69, is a 20-year veteran of medical office building acquisition and development. He is the Chairman of Pacific Medical Buildings LLC, a developer, owner and manager of medical office buildings in the western United States. Dr. Rush was a practicing board-certified radiologist for 25 years. He served as Chairman of Radiology at Alvarado Hospital, San Diego, California, founder of Mobile MRI Inc. and a member of the Physicians Advisory Board of National Medical Enterprises. He is currently active in numerous medically-related, bio-tech, pharmaceutical and real estate ventures. The Board has determined that Dr. Rush should serve as a Director primarily based on his experience as a practicing physician, and as a leading developer of medical office buildings.

How are directors compensated?

Director Compensation Table — Calendar 2009

The following table presents information regarding the compensation paid during 2009 to members of our Board who are not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to Douglas M. Pasquale, a director who is also our Chief Executive Officer is presented below in the “Summary Compensation Table — Calendar 2009” and the related explanatory tables. Mr. Pasquale is not entitled to receive additional compensation for his service as a director.

	Fees Earned
	or Paid in	Stock	Change in
	Cash	Awards	Pension Value	Total
Name	($)	($)(1)(2)(3)	($)	($)
(a)	(b)	(c)	(d)	(e)
William K. Doyle	54,000	82,800	3,848	140,648
Robert D. Paulson	76,250	82,800	1,750	160,800
Keith P. Russell	58,000	82,800	1,750	142,550
David R. Banks	49,083	82,800	35,064	166,947
Jack D. Samuelson	44,000	82,800	13,775	140,575
R. Bruce Andrews	45,000	82,800	427	128,227
Charles D. Miller	66,333	82,800	35,064	184,197
Jeffrey L. Rush, M.D.	39,000	82,800	—	121,800
Richard I. Gilchrist	46,250	82,800	—	129,050

(1)	The amounts reported in Column (c) above reflect the aggregate dollar amounts recognized for stock awards for financial statement reporting purposes with respect to 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards granted to Non-Employee Directors were forfeited during 2009. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Column (c) above, please see the discussion of stock awards contained in Note 13 (Stock Incentive Plan) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2009 Annual Report on Form 10-K filed with the SEC, which note is incorporated herein by reference.

(2)	As described below, we granted each of our Non-Employee Directors an award of 3,000 shares of restricted stock units during 2009. Each of these restricted stock unit awards had a value of $82,800 on the grant date. No option awards were granted to our Non-Employee Directors during 2009.

(3)	The following table presents the number of outstanding and unexercised option awards and the number of unvested shares of restricted stock and restricted stock units held by each of our Non-Employee Directors as of December 31, 2009. Mr. Andrews’ outstanding stock options were granted to him while he was employed as our President and Chief Executive Officer and do not represent compensation to him for services as a director.

		Number of Unvested
		Shares of Restricted
	Number of Shares	Stock and Restricted
	Subject to Outstanding	Stock Units as of
Director	Options as of 12/31/09	12/31/09
William K. Doyle	—	6,000
Robert D. Paulson	—	6,000
Keith P. Russell	—	6,000
David R. Banks	—	6,000
Jack D. Samuelson	—	6,000
R. Bruce Andrews	131,134	6,000
Charles D. Miller	—	6,000
Jeffrey L. Rush, M.D.	—	3,000
Richard I. Gilchrist	—	3,000

Total Directors	131,134	48,000

Director Compensation

Compensation for Non-Employee Directors during 2009 generally consisted of an annual retainer, fees for attending meetings, and an annual equity award. Each Non-Employee Director who was a Director prior to 2005 also participates in the Company’s Retirement Plan for Directors.

Annual Retainer and Meeting Fees

The following table sets forth the schedule of meeting fees and annual retainers for each Non-Employee Director in effect during 2009:

Type of Fee	Dollar Amount
Annual Board Retainer	$30,000
Annual Retainer to Lead Independent Director	$25,000
Annual Retainer to Audit Committee Chairman	$15,000
Annual Retainer to Investment and Enterprise Risk Management Committee Chairman	$15,000
Annual Retainer to Compensation Committee Chairman	$10,000
Annual Retainer to Corporate Governance and Nominating Committee Chairman	$5,000
Fee for each Board meeting attended, including adjourned meetings	$1,500
Fee for each Board Committee meeting attended, including adjourned meetings	$1,000

All Non-Employee Directors are reimbursed for out-of-pocket expenses they incur serving as directors.

Annual Equity Awards

Under our Non-Employee Director compensation policy as in effect in 2009, our Non-Employee Directors were granted an annual award of 3,000 shares of restricted stock units under the Company’s 2005 Performance Incentive Plan in January 2009. Subject to each Non-Employee Director’s continued service as a director, each award vests as to one-third of the total shares of restricted stock units subject to the award on each of the first, second and third anniversaries of the grant date. Pursuant to the terms of the 2005 Performance Incentive Plan, restricted stock units granted to our Non-Employee Directors may vest on an accelerated basis in connection with a change in control of the Company. Prior to the time they become vested, shares of restricted stock units generally may not be transferred, sold or otherwise disposed of.

Upon the termination of a Non-Employee Director’s services as a director, any then-unvested shares of restricted stock units will be forfeited to the Company. Non-Employee Directors are not entitled to any payment with respect to restricted stock units that are forfeited to the Company.

Non-Employee Directors are entitled to cash dividends on unvested shares of restricted stock units at the same rate that the Company pays dividends on all of its common stock. No future dividends will be paid on shares of restricted stock units that are forfeited to the Company; however, Non-Employee Directors will be entitled to retain any dividends paid on shares of restricted stock units prior to forfeiture.

Each Non-Employee Director’s restricted stock unit award was granted under, and is subject to the terms of, the 2005 Performance Incentive Plan. The Compensation Committee administers the plan as to Non-Employee Director awards and has the authority to interpret and make all required determinations under the plan, subject to Board oversight and plan limits. This authority includes making required proportionate adjustments to outstanding restricted stock unit awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits.

Retirement Plan for Directors

Each Non-Employee Director who was a Director prior to 2005 participates in the Company’s Retirement Plan for Directors, which was frozen as of December 31, 2005. No new years of service and no new directors will be added to the plan after that date. Under the terms of the plan, Non-Employee Directors whose services as a director terminate for any reason (in accordance with the requirements for a “separation from service” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), are entitled to receive an annual retirement benefit from the Company equal to the aggregate annual retainer in effect at the time of the Non-Employee Director’s termination of services as a director. Increases in the annual retainer that take effect after a Non-Employee Director’s termination of services as a director will automatically increase the annual retirement benefit. The annual retirement benefit will be paid for a period equal to the number of years (as of December 31, 2005) that the Non-Employee Director served as a director. Upon the death of a Non-Employee Director, any remaining benefits under the plan will be paid to the Non-Employee Director’s designated beneficiary in accordance with the same payment schedule described above until receipt of the maximum benefit to which the Non-Employee Director would have been entitled had the Non-Employee Director survived. In 2008 the Company adopted a technical amendment to the Retirement Plan for Directors for purposes of complying with Section 409A of the Internal Revenue Code.

The following table presents information regarding the present value of accumulated benefits that may become payable to the Non-Employee Directors under the Retirement Plan for Directors as of December 31, 2009:

	Number of Years	Present Value of
	Credited Service (as of	Accumulated Benefit (as of
	December 31, 2005)	December 31, 2009)
Name	(#)(1)	($)(1)
(a)	(b)	(c)
William K. Doyle	6	165,442
Robert D. Paulson	4	113,547
Keith P. Russell	4	113,547
David R. Banks	21	470,054
Jack D. Samuelson	12	303,801
R. Bruce Andrews	2	58,464
Charles D. Miller	21	470,054
Jeffrey L. Rush, M.D.	—	—
Richard I. Gilchrist	—	—

(1)	The years of credited service shown in the table above is presented as of December 31, 2005 because the plan was frozen as of that date with respect to years of credited service. The present value of accumulated benefits shown in the table above is presented as of December 31, 2009, assuming that each Non-Employee Director retires from the Board on December 31, 2009 and that benefits are paid out in accordance with the terms of the plan described above.

How often did the Board meet during 2009?

The Board met four times during 2009. Each Director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

What is the Board’s Leadership Structure and Why is it Appropriate for the Company?

Since May 2009, Mr. Pasquale has served as both Chairman of the Board and Chief Executive Officer of the Company. Before that, Mr. Miller served as Chairman of the Board and Mr. Pasquale served as Chief Executive Officer and a director. When the Board decided that Mr. Pasquale should serve in the combined role of Chairman and Chief Executive Officer, the Board also appointed one of the independent directors to serve as a Lead Independent Director. The Board selected Mr. Paulson to fulfill this role. The Board concluded that this structure is appropriate for the Company at this time because it has the advantage of a Chairman who is very familiar with all of the strategic challenges and opportunities facing the Company, properly positions the Chief Executive Officer relative to the leaders of peer competitors, can draw on the Chief Executive Officer’s experience in the management of the Company to guide the Board, yet retains needed independence through the active role and experience of the Lead Independent Director.

The presence of a strong Lead Independent Director provides additional assurance as to the independence of the Board’s oversight of management. The Lead Independent Director has the authority to call meetings of the independent directors. If requested by major stockholders or other external constituencies, the Lead Independent Director can be available for consultation and direct communications, as appropriate. The principal duties of the Lead Independent Director currently include:

•	coordinating the activities of the independent directors and promoting their overall effectiveness;

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the Board, and serving as interim chairman in the event of a vacancy in this role;

•	communicating with independent and non-employee directors between meetings as needed;

•	serving as liaison between the Chairman and the other directors as needed, to consult with the Chairman regarding any concerns from the directors about the Company or its performance, or the Chairman’s performance, and to relay concerns, where appropriate to the full Board;

•	assisting the Chairman with the appointment and proper functioning of Board committees and chairs, including the assignment of tasks or topics;

•	assisting the Chairman and the Corporate Governance and Nominating Committee with the recruitment of Board candidates; and

•	working with the Corporate Governance and Nominating Committee to assure an effective annual evaluation of Board, Committee, and individual director effectiveness; and approving meeting agenda and meeting schedules for the Board, and information sent to the Board.

What Committees has the Board established?

The Company’s Board composition and Committees are as follows:

BOARD COMPOSITION

			Corporate	Investment and
			Governance and	Enterprise Risk
	Audit	Compensation	Nominating	Management
Name	Committee	Committee	Committee	Committee
Douglas M. Pasquale, Chairman, President & Chief Executive Officer
R. Bruce Andrews, Retired Chief Executive Officer(1)(2)	X			X
David R. Banks(1)		X	X	X
William K. Doyle(1)(2)	X	Chair
Charles D. Miller(1)			X
Robert D. Paulson, Lead Independent Director(1)		X	Chair	X
Keith P. Russell(1)(2)	Chair		X
Jack D. Samuelson(1)			X	X
Jeffrey L. Rush, M.D.				X
Richard I. Gilchrist(1)		X		Chair

(1)	Independent Director, as defined in the New York Stock Exchange listing standards applicable to the Company and as determined by the Board in accordance with the Company’s Corporate Governance Principles.

(2)	The Board has determined that each are qualified as an Audit Committee financial expert within the meaning of SEC regulations and that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

How may I view committee charters?

Each of the Company’s Committees has a written charter which is available on the Company’s website at www.nhp-reit.com. In addition, stockholders may request free printed copies of the Committee Charters from:

Nationwide Health Properties, Inc.
Attn: Investor Relations
610 Newport Center Drive, Suite 1150
Newport Beach, CA 92660

Audit Committee.  The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, accounting and financial reporting processes and audits of the Company’s financial statements, systems of internal accounting and financial controls; independence, qualifications and performance of the independent auditors; performance of the internal audit function and compliance with the Company’s Business Code of Conduct & Ethics and applicable legal and regulatory requirements. The Audit Committee has responsibility to review the guidelines and policies governing the process by which the Company assesses and manages its exposure to risk. The Audit Committee also reviews and investigates any matters relating to the integrity of management, including conflicts of interest, compliance processes, and any reports from counsel regarding any material violations or breaches of fiduciary duties. Our common stock is listed on the New York Stock Exchange and is governed by its listing standards. All members of the Audit Committee meet the independence standards of the New York Stock Exchange and are independent within the meaning of SEC regulations. The Audit Committee met four times in 2009.

Compensation Committee.  The Compensation Committee of the Board is comprised of four members of the Board, each of whom the Board has determined, in accordance with its categorical standards, is independent under the rules of the New York Stock Exchange. The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee establishes the general compensation policies of the Company, reviews and approves compensation of the executive officers of the Company and oversees all of the Company’s employee benefit plans. The Compensation Committee met four times in 2009.

The Board has adopted a charter setting forth the purpose of and other matters pertaining to the Compensation Committee. Pursuant to its charter, the Compensation Committee has the authority to review and determine the compensation paid to our senior executive officers. The Compensation Committee generally determines each officer’s compensation following an annual review of the officer’s performance relative to the Company’s goals and objectives. The Compensation Committee also reviews and determines the compensation paid to our Non-Employee Directors. Pursuant to its charter, the Compensation Committee can delegate any of its responsibilities to subcommittees or outside advisors as the Compensation Committee may deem appropriate.

Except as described below, our executive officers, including the Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other senior executive officers. However, our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for senior officers, including the other Named Officers.

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Officers). In 2004, the Compensation Committee retained FPL Associates, L.P. (“FPL”), as an independent compensation consultant, to assist the Compensation Committee in designing a long-term incentive program and in determining the appropriate compensation levels for senior executive officers for 2004 through 2006. FPL did not provide any consulting services during 2006. Since 2007, the Compensation Committee has retained Frederic W. Cook & Company, Inc. (“FW Cook & Co.”), a nationally recognized independent compensation consultant, to review and identify our appropriate peer group companies, to obtain and evaluate current executive compensation data for these peer group companies, to make recommendations to the Compensation Committee regarding the base salary and bonus levels of Named Officers in light of the compensation data for our peer group companies and to assist it in designing a new long-term incentive program and determining the appropriate compensation levels for our senior executive officers.

Neither FW Cook & Co., nor any of its affiliates has provided any additional services to the Company or its affiliates during the Company’s last completed fiscal year.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee assists the Board in identifying qualified individuals to become directors, determining the composition of the Board and its Committees, facilitating the evaluation of the Board’s overall effectiveness and considering corporate governance matters, including monitoring the implementation and maintenance of the Company’s Corporate Governance Principles. All members of the Corporate Governance and Nominating Committee are independent within the rules prescribed by the New York Stock Exchange. The Corporate Governance and Nominating Committee met three times in 2009.

The Corporate Governance and Nominating Committee, with the approval of the full Board, has established the following minimum criteria for evaluating prospective board candidates:

1.	Reputation for integrity, strong moral character and adherence to high ethical standards.

2.	Commitment to understand the Company and its business, industry and strategic objectives.

3.	Commitment and ability to regularly attend and participate in meetings of the Board, Board Committees and stockholders, and to generally fulfill all responsibilities as a director of the Company.

4.	Willingness within three to five years after first becoming a director to invest (directly or indirectly through grants of restricted stock under plans of the Company) at least five times the amount of the annual Board retainer fee in the Company’s common stock, and a willingness to retain that or an equivalent investment in the Company as long as he or she is a director.

5.	Holds or has held a generally recognized position of leadership, and has demonstrated high levels of accomplishment.

6.	Willingness to agree not to serve on more than four boards of other public companies.

The Corporate Governance and Nominating Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

1.	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and stock exchange rules.

2.	For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

The Corporate Governance and Nominating Committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Chairman of the Corporate Governance and Nominating Committee at the Company’s address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting. The written materials must include (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including age, a business and residence address) and a statement as to the individual’s qualifications, with a focus on the criteria described above; and (4) the class, series and number of shares of Company stock that are beneficially owned by such individual and the date such shares were acquired and the investment intent of such acquisition. The Corporate Governance and Nominating Committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the Corporate Governance and Nominating Committee from any other source.

The nomination of existing directors is not automatic, but is based on continuing qualification under the criteria set forth above. For incumbent directors standing for re-election, the Corporate Governance and Nominating Committee will consider the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. In 2007, the Board adopted a policy that a director may not stand for reelection after he or she has reached the age of 75. However, the Board may, in its discretion make an exception to the policy if the Board unanimously determines that it is in the best interests of the Company for such director to continue to serve on the Board past age 75 and that such director would be able to carry out his duties as a director.

The number of officers or employees of the Company serving at any time on the Board will be limited such that, at all times, a majority of the directors is “independent” under applicable SEC and New York Stock Exchange rules.

After reviewing appropriate biographical information and qualifications, qualified candidates will be interviewed by members of the Corporate Governance and Nominating Committee, the Lead Independent Director and the Chairman and Chief Executive Officer.

As required by the Corporate Governance and Nominating Committee Charter, the Company has adopted a set of Corporate Governance Principles. In addition, the Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and chief investment officer) and employees, known as the Business Code of Conduct & Ethics. As mentioned above, the Corporate Governance and Nominating Committee Charter and the accompanying Corporate Governance Principles are available on the Company’s website at www.nhp-reit.com, as is the Company’s Business Code of Conduct & Ethics. In addition, stockholders may request free printed copies of the Corporate Governance and Nominating Committee Charter, Corporate Governance Principles and the Business Code of Conduct & Ethics from:

Nationwide Health Properties, Inc.
Attn: Investor Relations
610 Newport Center Drive, Suite 1150
Newport Beach, CA 92660

The Corporate Governance and Nominating Committee reviews the background and qualifications of individuals being considered as director candidates. The committee also considers diversity in the selection of candidates. For this purpose, the Corporate Governance and Nominating Committee considers a candidate’s expertise and business experience, as well as the candidate’s potential to diversify the board in terms of experience in relevant industries, diverse operational and functional skills, a variety of healthcare qualifications, other board experiences, age group representation, governance and board experience, and other important qualifications. The Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by the NYSE.

The Committee evaluates its performance on an annual basis. In conducting this review, the Committee evaluates whether the Committee’s charter appropriately addresses the matters that are or should be within its scope and recommends such changes as it deems necessary or appropriate. The Committee delivers to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to the charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.

Investment and Enterprise Risk Management Committee.  The Investment and Enterprise Risk Management Committee has the power to recommend and/or approve the Company’s investments and reviews the Company’s risk management policies. The Investment and Enterprise Risk Management Committee has authority to approve investments at pre-established investment levels, while investments in excess of such limits require Board approval. Additionally, the Investment and Enterprise Risk Management Committee oversees the Company’s portfolio management program, including the growth, performance and strength of the Company’s existing assets and tenants. The Investment and Enterprise Risk Management Committee met four times in 2009.

What is the Board’s Role in Risk Oversight?

The Board is responsible for overseeing risk management for the Company. In doing so, the Board and its committees determine the magnitude and potential impact of various risks; identify any factors that may moderate the risk; direct the implementation of control systems to manage and monitor the risk; and periodically evaluate the effectiveness of those control systems. The Board has delegated some of its responsibility for risk oversight to its committees, primarily the Investment and Enterprise Risk Management Committee and the Audit Committee. In addition, the Corporate Governance and Nominating Committee and the Compensation Committee assist in risk oversight to the extent that they identify any risks in their areas of responsibility.

The Investment and Enterprise Risk Management Committee is responsible for ensuring that enterprise risk management assessments and risk profiles that identify the most significant financial and market risks to the Company are periodically completed by the Company. The Investment and Enterprise Risk Management Committee periodically reviews risk assessments to determine the material financial and market risks to which the Company may be exposed and to consider the strategy for mitigating those risks; monitors the implementation of risk management strategy; reviews management responses to significant risks; and keeps abreast of changes to the Company’s risk management and control systems.

The Audit Committee has responsibility to review the guidelines and policies governing the process by which the Company assesses and manages its exposure to risk. The Audit Committee’s role in risk oversight also relates to the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements and the Company’s Code of Business Conduct & Ethics; the qualifications and independence of the Company’s auditors; and the performance of the Company’s independent auditors and the Company’s internal audit function. The Audit Committee meets periodically with the Compliance Officer for the Business Code of Conduct & Ethics to discuss compliance with that code, and considers any waiver requests; meets periodically with the Company’s Related Person Transactions Coordinator to discuss compliance with the Company’s Policy and Procedure with respect to Related Person Transactions and considers approval of proposed transactions under that policy; and reviews and investigates any matters relating to the integrity of management, including conflicts of interest, compliance processes, and any reports from counsel regarding any material violations or breaches of fiduciary duties.

All of the committees report to the Board on their activities on a regular basis. The Chairman of the Board, Mr. Pasquale, is not a member of any of the Board’s committees. All of the committees are comprised exclusively of non-employee directors. In his role as Lead Independent Director, Mr. Paulson plays a role in risk oversight by coordinating the activities of the independent directors and promoting their overall effectiveness.

How may I communicate with NHP’s directors?

You may submit an e-mail to NHP’s Board at CorporateGovernance@nhp-reit.com. These communications may be submitted on a confidential or anonymous basis if you so desire and (1) will be forwarded by NHP’s Compliance Officer to the appropriate directors for their review; (2) will be reviewed and addressed by the Audit Committee; and (3) will be reported to the Board on a quarterly basis. The Company’s Lead Independent Director, Mr. Robert D. Paulson, presides at the executive sessions of non-management directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a Business Code of Conduct & Ethics, which applies to all employees, including our Chief Executive Officer, Chief Financial and Portfolio Officer, Chief Investment Officer, Vice Presidents and Directors. The Business Code of Conduct & Ethics is posted on our website at www.nhp-reit.com. The Business Code of Conduct & Ethics describes the Company’s policies and standards for protecting the Company’s integrity and provides guidance to the Company’s employees, officers and directors in recognizing and properly resolving any ethical and legal issues that may be encountered while conducting the Company’s business. The Company’s Business Code of Conduct & Ethics provides that no director or officer of the Company shall act on behalf of the Company as a principal in any transaction with a supplier, competitor or customer in which an affiliate of such director or officer is a principal, officer or representative in such transaction, without prior approval of the Audit

Committee. It is the policy of the Audit Committee to review the terms and substance of any potential related party transaction generally and for purposes of determining whether a waiver to the Business Code of Conduct & Ethics should be granted. There have been no waivers of the Business Code of Conduct & Ethics.

In August 2008, Dr. Jeffrey Rush was appointed as a Director of the Company. Dr. Rush is the Chairman of Pacific Medical Buildings LLC (“PMB”), a company with which we entered into an agreement in February 2008 to acquire up to 18 medical office buildings for $747.6 million. In April 2008, we formed NHP/PMB L.P. (“NHP/PMB”), a limited partnership, to acquire properties from entities affiliated with PMB.

Effective as of February 1, 2010, NHP/PMB acquired a medical office building from an affiliate of PMB for an aggregate purchase price of $74 million, consisting of cash, and the issuance of 301,599 units of limited partnership interest in NHP/PMB. Also effective as of February 1, 2010, we entered into a joint venture with an affiliate of PMB. This affiliate contributed a property to the joint venture, and we contributed $6.3 million in cash and committed to make loans to the joint venture in an aggregate amount up to $8.8 million, of which $6.8 million was disbursed initially. If certain conditions are met, NHP/PMB may acquire this property in the future.

As a result of this transaction, Dr. Rush and certain entities affiliated with Dr. Rush received 77,309 limited partnership units in NHP/PMB, valued at approximately $2.6 million at the time, in exchange for interests in the medical office buildings contributed to the partnership. After a one-year holding period, holders of limited partnership units may redeem such units for cash or, at our option, shares of our common stock (on a one-for-one basis, subject to adjustment).

Effective as of March 1, 2010, NHP/PMB acquired controlling interests in two additional medical office buildings from affiliates of PMB for an aggregate of $129.6 million. Also effective as of March 1, 2010, we entered into a joint venture with an affiliate of PMB. This affiliate contributed a property to the joint venture, and we contributed $13.5 million in cash and committed to make loans to the joint venture in an aggregate amount up to $59.5 million. If certain conditions are met, NHP/PMB may acquire this property in the future.

As a result of this transaction, Dr. Rush and certain entities affiliated with Dr. Rush received 59,761 limited partnership units in NHP/PMB, valued at approximately $2.0 million at the time, in exchange for interests in the medical office buildings contributed to the partnership. After a one-year holding period, holders of limited partnership units may redeem such units for cash or, at our option, shares of our common stock (on a one-for-one basis, subject to adjustment).

Effective as of March 1, 2010, we also acquired, for $2.6 million in cash and the assumption of $6.2 million of debt, the remaining 55.05% interest in an affiliate of PMB that owns two medical office buildings. Dr. Rush, through an unaffiliated entity, has an ownership interest in such affiliate of PMB.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of the Company (Douglas M. Pasquale and Abdo H. Khoury, respectively), and the other executive officer of the Company (Donald D. Bradley). These individuals are referred to as the “Named Officers” in this proxy statement.

Role of Executive Officers in Compensation Decisions

The Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board (the “Compensation Committee”). None of the Named Officers are members of the Compensation Committee. The Company’s Chief Executive Officer, Douglas M. Pasquale, recommends to the Compensation Committee the base salary, annual bonus and long-term compensation levels for other Named Officers. In addition, Mr. Pasquale generally attends Compensation Committee meetings (except when such meetings are in executive session). However, Mr. Pasquale does not participate in discussions regarding his own compensation, which is entirely determined by the other members of the Compensation Committee. None of the other Named Officers had any role in determining the compensation of other Named Officers.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) market competitiveness to attract and retain qualified executives; (2) pay for performance, including the recognition of exceptional individual performance, to motivate and direct executives’ efforts toward superior company and individual results measured over appropriate short- and long-term periods; and (3) alignment of executives’ interests to those of our stockholders, and where reasonably practicable, tied to variables that management can control. In structuring our current executive compensation programs, we are guided by the following basic philosophies:

•	Competition. Compensation should be market-derived and market-driven so that we can attract, retain and motivate qualified executives.

•	Multi-Year Focus. Some portion of the total compensation package should have a multi-year focus.

•	Alignment with Stockholder Interests. Compensation should have substantial linkage to stockholder interest and, where reasonably practicable, should be tied to variables that management can control.

•	Retention. Compensation should encourage appropriate executive retention.

•	Risk Mitigation. Compensation should not encourage excessive risk-taking behavior.

•	Individual Performance. Compensation should be tied to individual performance and recognize exceptional individual performance.

As described in more detail below, the material elements of our current executive compensation program for Named Officers consist of a base salary, an annual bonus opportunity, a long-term equity incentive opportunity, 401(k) retirement benefits, the ability to receive compensation on a deferred basis (with partial matching contributions and investment earnings), and severance protection for certain actual or constructive terminations of the Named Officers’ employment.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Objectives Designed
Compensation Element	to be Achieved
Base Salary	• Attract and retain
Annual Bonus Opportunity	• Attract and retain
• Pay for annual performance
• Alignment with stockholders
Long-Term Equity Incentives	• Attract and retain
• Pay for long-term performance
• Alignment with stockholders
401(k) Retirement Benefits	• Attract and retain
Deferred Compensation Opportunities	• Attract and retain
Severance and Other Benefits Upon Termination of Employment	• Attract and retain

In 2009, the Compensation Committee again retained FW Cook & Co. as its independent compensation consultant to review and identify appropriate peer group companies, to obtain and evaluate current executive compensation data for the peer companies, to make recommendations regarding the base salary, bonus levels and long-term incentive awards of Named Officers for 2009 in light of compensation data for the peers, and to support the Company’s future financial and strategic performance objectives.

Based on the recommendations of FW Cook & Co., the Compensation Committee approved the following peer group of eight healthcare REITs and seven non-healthcare REITs that represent the relevant competitive labor market for Company executives and are reasonably similar to the Company in revenue size and market capitalization:

			Market
Ticker		Revenue	Capitalization
Symbol	Company Name	($ millions)*	($ millions)**
ARE	Alexandria Real Estate Equities	$480	$2,840
AMB	AMB Property	$634	$3,738
BMR	Biomed Realty Trust	$361	$1,558
DRE	Duke Realty	$1,344	$2,726
FRT	Federal Realty Investment Trust	$531	$4,144
HCP	HCP	$1,157	$8,952
HCN	Health Care REIT	$569	$5,452
HR	Healthcare Realty Trust	$254	$1,274
MPW	Medical Properties Trust	$130	$802
NNN	National Retail Property	$247	$1,748
OHI	Omega Healthcare Investors	$197	$1,655
O	Realty Income Corp	$328	$2,702
REG	Regency Centers	$489	$3,138
VTR	Ventas	$936	$6,850
WRI	Weingarten Realty	$572	$2,371
NHP	Nationwide Health Properties	$391	$4,003

Source: Thomson One Financial

*	Latest four quarters disclosed as of December 31, 2009

**	As of December 31, 2009.

We use competitive data as a guide in determining our executives’ pay levels. Comparative analysis is provided by FW Cook & Co. based on compensation data from the peer group and from the 2008 NAREIT Compensation Survey, a pay survey published annually by the National Association of Real Estate Investment Trusts and FPL Associates. The survey includes 98 real estate investment trusts (REITs) and real estate operating companies. However, in order to be size appropriate, companies used to construct benchmarks are limited to those with market cap from $1.0 billion to $6.0 billion. Data sources are weighted as follows, with peer group data emphasized for positions that can be closely matched:

		Weightings for Cash
		Compensation Market Analysis
Name	Position	Peer Group Data	Survey Data
Douglas M. Pasquale	Chairman of the Board of Directors, President and Chief Executive Officer	100%	0%
Abdo H. Khoury	Executive Vice President and Chief Financial and Portfolio Officer	75%	25%
Donald D. Bradley	Executive Vice President and Chief Investment Officer	75%	25%

Competitive benchmarks were developed for base salary, total cash compensation (base salary plus actual annual incentives), target annual incentives, target annual long-term incentive values, and total direct compensation (total cash compensation plus target annual long-term incentive values). Individual executives may be high or low in relation to the market based on individual performance, experience, promotability, impact on Company results, and importance of retention. The weighting for target annual long-term incentives benchmarks for each Named Officer is 100% in relation to the peer group data (no survey data was used).

In addition to the weighting of data sources to develop the benchmarks, the Company also looks at the positioning for each compensation element relative to the competitive benchmarks for each Named Officer. This information is contained in the table below.

Positioning versus Competitive Benchmarks
		2009 Long-Term	2009 Target Total
Name	Position	Incentives	Direct Compensation
Douglas M. Pasquale	President, Chief Executive Officer and Chairman of the Board of Directors	Between Median and 75th Percentile	Between Median and 75th Percentile
Abdo H. Khoury	Executive Vice President and Chief Financial and Portfolio Officer	Between Median and 75th Percentile	Between Median and 75th Percentile
Donald D. Bradley	Executive Vice President and Chief Investment Officer	Between Median and 75th Percentile	Between Median and 75th Percentile

Consistent with the Company’s compensation philosophy that total compensation should have a substantial linkage to stockholder interests, base salary for Named Officers in 2009 comprised a relatively low percentage (approximately 13% for the Chief Executive Officer, and approximately 20% for Named Officers at the Executive Vice President level (Messrs. Khoury and Bradley)) of total compensation. Bonuses for Named Officers in 2009, which, as described below, were determined based on Company, business unit and individual performance, comprised a relatively larger percentage (between approximately 26% and 29%) of total compensation. The Company believes this allocation of base salary and bonus in proportion to total compensation is consistent with market practice and in line with the Company’s previously stated pay objectives and philosophy.

Current Named Officers Compensation Program Elements

Base Salaries

Like most companies, our policy is to pay Named Officers’ base salaries in cash. To accommodate any Named Officers who may prefer to receive all or a portion of their base salaries on a deferred basis, we currently offer them the opportunity to electively defer the receipt of up to 100% of their base salaries under the Company’s Deferred Compensation Plan described in the “Non-Qualified Deferred Compensation Plan” section below.

During its review of base salaries for Named Officers in 2009, the Compensation Committee primarily considered:

•	competitive benchmark data provided by FW Cook & Co.;

•	each Named Officer’s duties and responsibilities relative to peer companies and other executives internally;

•	the CEO’s recommendation for Named Officers other than himself; and

•	the individual performance, experience, promotability, impact on results, and importance of retaining each of the Named Officers.

Base salary levels for the executive officers are considered annually by the Compensation Committee as part of the performance review process as well as upon a promotion or other major change in job responsibility. Based on market data provided by FW Cook & Co., the Compensation Committee determined that the 2009 base salaries for the Named Officers would remain the same as their 2008 levels. The base salaries for Messrs. Pasquale and Bradley approximate the market median for salary, and the base salary for Mr. Khoury is below the median.

Annual Bonuses

The Company’s normal policy is to pay any annual bonuses earned by the Named Officers in cash. To accommodate Named Officers who may prefer to receive all or a portion of their earned bonuses on a deferred basis, we offer them the ability to electively defer up to 100% of the earned annual bonus amounts under the Deferred Compensation Plan described in the “Non-Qualified Deferred Compensation Plan” section below.

As previously stated, the Compensation Committee believes that compensation should be linked to stockholder interests, and where reasonably practical, should be tied to variables that management can control. Compensation also should reflect measurable individual performance and reward exceptional individual achievements. Consistent with these principles, each Named Officer is eligible for an annual bonus based on the achievement of the performance criteria that we believe are the most determinative of the individual Named Officer’s performance during the year that supports the Company’s business objectives. The performance criteria that are used as guidelines for determining a Named Officer’s annual bonus fall into one or more of the following three categories: (1) a corporate performance component (with specific factors consisting of funds from operations (FFO) growth, return on investment, acquisition achievements, portfolio management, capital structure and capital cost); (2) a business unit/function component for executives with these responsibilities; and (3) an individual performance component (with specific factors including quality of work, teamwork and professional development). The Compensation Committee believes the specific factors of the corporate performance component are the primary factors that drive the Company’s business, especially FFO growth. The factors the Compensation Committee considers for Mr. Khoury’s business unit/function component consist of internal controls, reporting and audit issues, capital availability and cost of capital, strength of balance sheet and liquidity position, and portfolio management based on maximizing returns and minimizing risks on our assets. The factors the Compensation Committee considers for Mr. Bradley’s business unit/function component consist of quantity and quality of acquired facilities, the returns generated by the acquired facilities on a current year and full year basis, financial performance of previous years’ acquisitions, investment diversification, and return on invested capital. To align the Named Officers’ interests with those of the Company’s stockholders, a substantial weighting is given to the corporate component. Because Mr. Pasquale is responsible for the performance of the entire Company, he is not assigned a performance unit/function component and his annual bonus is weighted 90% for the corporate component and 10% for the individual performance component. Annual bonuses for all other Named Officers are weighted 50% for the corporate component, 40% for the business unit/function component and 10% for the individual performance component.

The Compensation Committee is responsible for evaluating each of these three components in determining the annual bonus for each Named Officer. The bonus policy does not require a minimum percentage of completion in order for employees to be awarded a bonus, and is not based on pre-determined targets, numerical thresholds or funding targets. The Compensation Committee has sole and absolute discretion in determining whether to award a bonus and the amount of the bonus. In determining the Named Officer’s annual bonuses for 2009, the Compensation Committee considered various Company performance achievements, including, but not limited to:

•	Revenue increase of 5%;

•	FFO increase of 8%;

•	Rating agencies credit upgrades;

•	Anticipation and adaptation to rapidly changing market;

•	Strength of balance sheet; and

•	Liquidity position.

In determining Mr. Pasquale’s appropriate target annual bonus opportunity for 2009, the Compensation Committee considered Mr. Pasquale’s employment agreement which provides for a target annual bonus opportunity for Mr. Pasquale equal to 110% (up to a maximum of 220%) of his base salary (based on a $562,500 annual base salary). In determining the appropriate target annual bonus opportunity for the other Named Officers in 2009, the Compensation Committee considered (1) the target and actual annual incentives awarded to comparable executives at our peer group companies, in line with our policy of providing market-derived and market-driven compensation;

(2) Mr. Pasquale’s recommendations; (3) FW Cook & Co.’s recommendations; and (4) a subjective determination of the Named Officer’s expected contributions to the Company. For 2009, the Compensation Committee determined the appropriate target annual bonus opportunity for Named Officers at the Executive Vice President level (Messrs. Khoury and Bradley) to be 85% of base salary (up to a maximum of 170% of base salary), which also remained unchanged from 2008. Target bonus opportunities, as a percent of salary, differ by Named Officer as a function of market levels and individual responsibility.

The Company does not maintain any specific financial performance targets associated with our incentive compensation. Furthermore, the Compensation Committee did not assign any particular weight to any single measure of Company or individual performance in order to determine the annual bonuses of the Named Officers.

For each Named Officer, the specific awards disclosed below relate, in part, to overall Company performance achievements as previously disclosed in this proxy statement. In addition to the Company performance achievements, the Compensation Committee reviewed the business unit/function performances for Messrs. Khoury and Bradley. Specifically, the Compensation Committee reviewed the following accomplishments achieved by Mr. Khoury during 2009:

•	Successfully negotiated an agreement to acquire medical office buildings at attractive pricing with PMB which further diversified the asset base of the Company;

•	Successfully achieved rating agencies credit upgrades;

•	Successfully negotiated and closed the buy-back of approximately $30 million of debt at a 15% discount which resulted in approximately $4.6 million of gain and $2.0 million of annual FFO accretion in 2009;

•	Key participant in a major lease restructuring effort;

•	Raised approximately $290 million of equity through the Controlled Equity Offering program at an average price of $30.34; and

•	Provided support and advocacy on portfolio management projects for existing tenant base as well as significant and troubled tenants.

In determining Mr. Bradley’s business unit/function performance, the Compensation Committee reviewed the following accomplishments achieved by Mr. Bradley during 2009:

•	Successfully negotiated an agreement to acquire medical office buildings at attractive pricing with PMB which further diversified the asset base of the Company;

•	Considered several billion dollars in potential investments in addition to the PMB transaction, including more than $100 million in which agreements in principle were reached but the other parties subsequently elected not to close;

•	Provided support and advocacy on portfolio management projects for existing tenant base as well as significant and troubled tenants;

•	Key participant in a major lease restructuring effort; and

•	Lead Company representative in a major litigation.

Finally, the Compensation Committee reviewed the individual performances of Messrs. Pasquale, Khoury and Bradley. The Compensation Committee reviewed the following accomplishments achieved by Mr. Pasquale during 2009:

•	Development and implementation of strategic plan focusing on conservative capital structure through strength of balance sheet and liquidity position;

•	Anticipated market downturn implementing protections to preserve capital and led organization through a period of intense market volatility;

•	Maintained customer relations while curtailing anticipated acquisition and funding programs;

•	Favorable annual and multi-year stockholder return performance;

•	Communicated Company stability and course changes to investment and customer communities;

•	Enhanced the Company’s enterprise risk management and governance program efforts;

•	Succession planning at the Board and management level; and

•	Executive development.

In determining Mr. Khoury’s individual performance, the Compensation Committee reviewed the following accomplishments achieved by Mr. Khoury during 2009:

•	Active participant in meetings with investors, rating agencies and bankers; and

•	Continued improvement in the Company’s quarterly analyst supplemental disclosure information.

In determining Mr. Bradley’s individual performance, the Compensation Committee reviewed the following accomplishments achieved by Mr. Bradley during 2009:

•	Active participant in meetings with investors, rating agencies and bankers; and

•	Effectively transitioned a new director of investments specifically for medical office buildings.

In February 2010, the Compensation Committee determined to fund the corporate and individual performance components at 75% and 100% of the high levels, respectively, for Mr. Pasquale. Additionally, the Compensation Committee awarded an additional discretionary bonus in the amount of $195,000. The Compensation Committee determined to fund the corporate, business unit/function and individual performance components at 75%, 89% and 100% of the high levels, respectively, for Mr. Khoury. Additionally, the Compensation Committee awarded an additional discretionary bonus in the amount of $35,000. The Compensation Committee determined to fund the corporate, business unit/function and individual performance components at 75%, 72% and 100% of the high levels, respectively, for Mr. Bradley.

Based on an evaluation of the performance of the Company and each Named Officer in relation to the applicable strategic goals, we determined that the appropriate amount of each Named Officer’s annual bonus earned for 2009 was the amount reported for such Named Officer in Column (d) of the “Summary Compensation Table — Calendar 2009”.

Name of Named Officer	2009 Bonus
Douglas M. Pasquale	$1,153,750
Abdo H. Khoury	$500,000
Donald D. Bradley	$425,000

Long-Term Equity Incentives

Based on the Company’s executive compensation objectives and philosophy, Named Officers’ long-term compensation should be directly linked to the value provided to our stockholders. Therefore, based on recommendations from FW Cook & Co., in 2007 the Compensation Committee implemented a long-term incentive program consisting of annual grants of stock appreciation rights (“SARs”) and performance shares, designed to reward performance for absolute and relative total stockholder return. In 2009, the Compensation Committee, based on recommendations from FW Cook & Co., determined that a more effective compensation program design would be accomplished by redesigning the SAR program. As part of this redesign, the fixed exercise date was eliminated and the exercise period was lengthened to 10 years and the dividend equivalents (which still only remain payable for three years) were no longer offset by stock price depreciation. As part of the same change, the Compensation Committee determined that, given the relatively scarce utilization of SARs as a delivery vehicle for long-term incentive compensation, and since the economic consequences of the two vehicles were essentially the same, options should replace SARs. Accordingly, stock options with parallel dividend rights were granted, comprising approximately 40% of long-term incentive program value. The stock options were designed to generally mirror the terms and conditions of the SARs. The remaining long-term incentives were granted in the form of performance shares with the same structure as the previously granted performance shares. Options represent the right to purchase shares and are valued based on the increase in stock price, and therefore reward absolute stockholder return. The Company’s performance shares are based on the Company’s stockholder return as compared to all other REITs and therefore reward relative stockholder return. The following is a summary in effect during 2009: Approximately 40% of the Named Officers’ target annual long-term incentive compensation is in stock options with parallel dividend rights and the remaining 60% is in the form of performance shares. The options are granted at fair market value, vest one-third per year over three years, and have a 10-year life. Following a termination due to death, disability or retirement, the options accelerate and remain exercisable until their normal expiration dates. Options may be assumed or substituted in connection with a change in control. If not assumed or substituted, options fully accelerate and remain exercisable for no less than 30 days, and they immediately accelerate in the case of a qualifying termination that occurs in connection with a change in control. For each option granted, a dividend right is also granted. During the first three years after the option is granted, in the event that the Company pays an ordinary cash dividend on its common stock, the Named Officer will be paid cash equal to the dividend rate times the number of shares for which dividend rights have been issued. Payment occurs regardless of whether the option has been exercised, but dividend payments cease upon the third anniversary of the grant date. Following (1) a termination due to death, disability or retirement; (2) a qualifying termination that occurs in connection with a change in control; or (3) a change in control if not otherwise assumed or substituted, the dividend equivalents accelerate and are paid immediately in a lump sum in an amount equal to (x) the number of remaining dividend payments that would have been payable under the award if no termination had occurred, multiplied by (y) the number of dividend equivalents subject to the award, multiplied by (z) the value of the quarterly dividend payment that was most recently paid prior to the termination. In February 2009, the Compensation Committee awarded the following number of stock options with three-year dividend equivalents and a per share exercise price of $25.40 to the Named Officers: Mr. Pasquale (101,300 options), Mr. Khoury (33,100 options), and Mr. Bradley (31,700 options).

The annual performance share grants are denominated in stock units and vest on December 31 of the third year following the grant date based on performance measured over the three-year period, subject to the Named Officer’s continued employment. Performance shares that become vested will be paid in an equivalent number of shares of our common stock. Earned awards from grants made in 2009 are based on the Company’s three-year total stockholder return compared to the total stockholder return of the companies in the NAREIT Index as of 12/31/08. Stock prices at the beginning and end of the performance period are calculated as an average of the closing prices on the preceding 20 consecutive trading days (i.e., 20 trading days prior to 1/1/09 and 1/1/12, respectively). Earned awards may vary from 50% to 200% of target, with 50% of the target value being provided for continued employment, similar to restricted stock. If the Company’s total stockholder return is negative for the performance period, the earned award shall never exceed 100%.

There are no specific numerical targets associated with the percentages in the right-hand column of the table below. As described above, the vesting of the Company’s performance shares is based on the Company’s three-year total stockholder return during the performance period compared to the total stockholder return of the companies that comprise the NAREIT index during the same time period. If, at the end of the three-year performance period, the Company’s total stockholder return ranks less than or equal to the 50th percentile of that of its peer group, the Named Officer will receive 50% of the target number of shares awarded. The table below lists the percentage of the award the Named Officer is eligible to receive based on the Company’s total stockholder return when such total stockholder return is compared to that of the NAREIT index group.

The performance shares granted in 2009 and 2010, which are further disclosed below, were granted for a target number of shares covering a three-year performance period (i.e., the performance period for the shares granted in 2009 commenced on January 1, 2009 and will end on December 31, 2011; and the performance period for the shares granted in 2010 commenced on January 1, 2010 and will end on December 31, 2012). Since the three-year performance periods for such shares have not lapsed, there are no corresponding percentiles that relate to such shares at this time.

The funding schedule is summarized as follows, with linear interpolation between points for both performance and percent of target shares earned:

TSR vs.	% Target
Peer Group	Shares Earned
50th Percentile	50%
60th Percentile	80%
70th Percentile	110%
80th Percentile	140%
90th Percentile	170%
100th Percentile	200%

In the event of termination due to retirement (for awards issued prior to December 31, 2009 at age 60 with at least five years of service, and at age 60 with at least ten years of service for awards issued subsequent to December 31, 2009), performance shares are eligible for continued vesting, subject to pro-rated payment based on performance for the entire period as compensation for the period of time worked. In the event of a change in control, awards are accelerated, with payment determined based on then-current performance. In the event of termination due to death or disability, performance shares are subject to pro-rated payment, with payment determined based on then current performance. In February 2009, the Compensation Committee awarded the following target number of performance shares to the Named Officers: Mr. Pasquale (53,000 shares), Mr. Khoury (17,300 shares), and Mr. Bradley (16,600 shares).

401(k) Retirement Benefits

The Company provides retirement benefits to the Named Officers under the terms of its tax-qualified 401(k) plan. Each year, the Company makes an automatic matching contribution on behalf of each participant equal to 3% of the participant’s compensation (regardless of whether the participant contributes to the plan). In addition, the Company makes an additional matching contribution on behalf of each participant equal to one-half of the first 6% of compensation, again, up to the Internal Revenue Code limit, contributed to the plan by the participant up to the allowable limits under the Internal Revenue Code, which was $16,500 in 2009 ($22,000 for participants age 50 or older). The Named Officers participate in the plan on substantially the same terms as our other participating employees. The Company does not maintain any defined benefit plans.

Deferred Compensation Opportunities

As mentioned above, Named Officers are currently permitted to electively defer up to 100% of their base salaries and annual bonuses under the Deferred Compensation Plan. The Company makes a matching contribution to the non-qualified plan on behalf of participants equal to the lesser of one-half of the compensation (other than annual bonus) deferred by the participant under the plan for such year, or 4% of the participant’s compensation (other than annual bonus) for the same such year. The Company believes that providing the Named Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred. The Company believes that making a matching contribution to the plan is a cost-effective way to provide an additional retirement benefit to Named Officers and to encourage enhanced retirement savings through participation in the Deferred Compensation Plan.

Please see the “Non-Qualified Deferred Compensation — Calendar 2009” table and related narrative section “Non-Qualified Deferred Compensation Plan” below for a description of the Company’s Deferred Compensation Plan and the benefits thereunder.

Severance and Other Benefits Upon Termination of Employment or Change in Control

Consistent with the Chief Executive Officer’s employment agreement, in the event Mr. Pasquale’s employment is terminated during the employment term either by the Company other than for “cause” or “disability” or by Mr. Pasquale for “good reason” (which includes any “change in control” of the Company) (as those terms are defined in the employment agreement), Mr. Pasquale will be entitled to severance. We treat the occurrence of a change in control of the Company as a “good reason” for the Chief Executive Officer to be able to terminate (within six months prior to or three years following the change in control) because our view is that a change in control transaction results in significant changes in the duties and authorities of the Chief Executive Officer, and in the composition of the board of directors to which he reports, which may constitute a constructive termination of employment for the Chief Executive Officer. If the Chief Executive Officer’s employment is terminated by the Company without cause or by the executive for good reason, we believe that providing the Chief Executive Officer with cash severance benefits based on salary and bonus levels for three years following his actual or constructive termination of employment plus his pro-rata target bonus for the year of termination is consistent with reasonable competitive practice and provides him with financial security during a period of time when he is likely to be seeking new employment.

For Named Officers other than the Chief Executive Officer, our philosophy is that severance should only be payable upon certain terminations of employment in connection with a change in control. We believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of Named Officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Named Officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide Named Officers other than the Chief Executive Officer with severance benefits pursuant to a change in control agreement if their employment is terminated by us without cause or by the executive for good reason within six months prior to or three years following a change in control (such a termination is referred to as a “Change in Control Termination” in the agreements). We believe that a protected period of six months prior to, through three years following, a change in control is in line with reasonable competitive practice and protects Named Officers from being involuntarily terminated in contemplation of a change in control in order to avoid severance obligations. We also believe that the Named Officers should receive their change in control severance benefits if their employment is constructively terminated in connection with a change in control. Given that none of the Named Officers other than the Chief Executive Officer has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or actual or target annual bonus, absent some form of constructive termination severance trigger, potential acquirers could constructively terminate a Named Officer’s employment and avoid paying severance. For example, following a change in control, an acquirer could materially demote a Named Officer, reduce significantly his salary and/or eliminate his annual bonus opportunity to force the Named Officer to terminate his own employment and thereby avoid paying severance. Because we believe that constructive terminations in connection with a change in control are conceptually the same as actual terminations, and because we believe that acquirers would otherwise have an incentive to constructively terminate Named Officers to avoid paying severance, the change in control agreements we have entered into with our Named Officers other than the Chief Executive Officer permit the Named Officers to terminate their employment in connection with a change in control for certain “good reasons” that we believe result, in those circumstances, in the constructive termination of the Named Officers’ employment. In the event the employment of a Named Officer other than the Chief Executive Officer is terminated by the Company in a Change in Control Termination, we believe that providing these Named Officers with cash severance benefits based on salary and bonus levels for three years following actual or constructive termination of employment is consistent with reasonable competitive practice and provides them with financial security during a period of time when they are likely to be unemployed and seeking new employment.

In the event that a Named Officer becomes entitled to severance under the principles described above, in addition to cash severance benefits described above, we believe that it is also appropriate to provide Named Officers with other severance protections, such as (1) continued medical insurance coverage; (2) accelerated vesting of long-term incentive compensation awards; and (3) any dividend equivalents on outstanding stock options for the three-year period following the termination date. Similar to cash severance benefits, we believe these other severance benefits are consistent with reasonable competitive practice and provide the Named Officers with financial and personal security during a period of time when they are likely to be unemployed and seeking new employment.

We generally do not believe that Named Officers other than the Chief Executive Officer should be entitled to severance benefits merely because a change in control transaction occurs. The payment of severance benefits is generally only triggered by an actual or constructive termination of employment. However, under the terms of our stock incentive plans, if there is a liquidation, sale of all or substantially all of our assets, or merger or reorganization that results in a change in control where the Company is not the surviving corporation (or where it does not survive as a public company), and in the case of awards under the 1989 Stock Option Plan such outstanding awards will not be continued or assumed following the transaction, then, unless the award agreements provide otherwise, like all other employees, Named Officers will receive immediate vesting and/or payout of their outstanding long-term incentive compensation awards. Although this vesting will occur whether or not a Named Officer’s employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations because such a transaction may effectively end the Named Officers’ ability to realize any further value with respect to the equity awards.

As part of their severance benefits, Named Officers are reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code. We have provided the Named Officers with a “gross-up” for any parachute payment excise taxes that may be imposed because we have determined the appropriate level of severance protections for each Named Officer without factoring in the adverse tax effects on the Named Officers that may result under Section 4999 of the Internal Revenue Code. The excise tax gross-up is intended to make the Named Officers whole for any adverse tax consequences they may become subject to under Section 4999 of the Internal Revenue Code, and to preserve the level of severance protections that we have determined to be appropriate. The agreements that provide the excise tax gross-up (for Messrs. Khoury and Bradley, their change in control agreements, and for Mr. Pasquale, his employment agreement) were not materially amended during 2009 and were first entered into in 2007 (for Messrs. Khoury and Bradley) and 2003 (for Mr. Pasquale).

Please see the “Potential Payments Upon Termination or Change in Control” section below for a description of the potential payments that may be made to the Named Officers in connection with their termination of employment or a change in control.

Perquisites

The Company provides certain Named Officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The amounts attributable to such benefits are included under “All Other Compensation” column in the Summary Compensation Table.

Tax and Accounting Considerations

Section 162(m) Policy

The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Named Officers in light of Section 162(m) of the Internal Revenue Code. The basic philosophy of the Compensation Committee is to strive to provide such Named Officers with a compensation package which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility depend upon the timing of a Named Officer’s vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

However, the Company believes that, because it qualifies as a REIT under the Internal Revenue Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company’s net income. To the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. The Company does not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee’s compensation policy and practices are not entirely guided by considerations relating to Section 162(m).

Subsequent Compensation Actions

In February 2010, based on market data provided by FW Cook & Co., the Compensation Committee decided to increase the base salaries for the Named Officers, as follows: Mr. Pasquale’s base salary increased to $650,000, Mr. Khoury’s base salary increased to $385,000 and Mr. Bradley’s base salary increased to $375,000. At this time, the Compensation Committee also established target cash bonus awards (as a percentage of base salary) of 130% (up to a maximum of 260%) for Mr. Pasquale, and 100% (up to a maximum of 200%) for each of Messrs. Khoury and Bradley. In addition, the Compensation Committee established the components of long-term compensation. Based on recommendations from FW Cook & Co., approximately 40% of the Named Officers’ target annual long-term incentive compensation is in the form of stock options with parallel dividend rights (such dividend rights were granted for a specified time period of three years), and 60% is in the form of performance shares, with terms consistent to those granted in 2009. The stock options and performance shares awarded to the Named Officers in 2010 were granted under the terms of the Company’s 2005 Performance Incentive Plan, as follows: Mr. Pasquale (114,200 options and 62,300 performance shares); Mr. Khoury (37,600 options and 20,500 performance shares); and Mr. Bradley (36,700 options and 20,000 performance shares).

On February 8, 2010, the Board adopted an Incentive Compensation Repayment Policy, commonly referred to as a “claw back” policy. Under the claw back policy, if the Board or an appropriate committee of the Board determines that an executive officer or other employee engaged in an act of embezzlement, fraud, breach of fiduciary duty or misconduct during his or her employment that, in the determination of the Board or such committee, contributed to an obligation to restate the Company’s financial statements, the Board or such committee, in its discretion, will take the action it deems necessary or appropriate to address the events that gave rise to the embezzlement, fraud, breach of fiduciary duty or misconduct and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any bonus paid to the employee. The Board has given the Compensation Committee and/or the Audit Committee the authority to make determinations under this policy.

The remedies that may be sought by Board or committee are subject to a number of conditions, including, that: (1) the bonus to be recouped was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement; (2) the employee in question engaged in conduct that caused or partially caused the need for the restatement; and (3) a lower payment would have been made to the employee based upon the restated financial results. Following a restatement of the Company’s financial statements, the Company will recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law or regulation. In addition, the claw back policy will terminate upon a “change in control event” as defined in the Company’s 2005 Performance Incentive Plan. In order for the claw back policy to be enforceable, each employee identified by the Board will enter into a consent agreement with the Company thereby agreeing to the terms of the claw back policy. On March 15, 2010, Messrs. Pasquale, Khoury, Bradley, William Wagner, Roger Laty and Brent Chappell entered into a consent agreement for the claw back policy to govern any bonuses earned by the Named Officer in 2010 and future years.

Equity Grant Practices

The Compensation Committee grants equity awards at the first regularly scheduled meeting, which is normally held the day before the first regularly scheduled Board meeting (generally held in January or February of each year). Board meeting dates are set in the prior year. With respect to the grant of options, the grant date value is based on the closing price on the NYSE on the trading day the Compensation Committee awards the options. With respect to the grant of performance shares, the grant date value is based on the Company’s closing stock price on the NYSE on the trading day the Compensation Committee makes the award. In the event a new employee is hired between Compensation Committee meeting dates, the Compensation Committee generally makes an equity award at its next scheduled meeting.

Stock Ownership Guidelines

It is the policy of the Company that each director and officer should commit to achieving and maintaining a certain level of stock ownership (i.e., wholly owned shares). Newly elected or appointed officers and directors should work toward achieving the targeted levels of ownership over a five-year period. The policy outlines the following target levels of ownership:

CEO	Five times base salary
CFO and CIO	Three and one half times base salary
Senior Vice Presidents	Two and one half times base salary
Vice Presidents	Two times base salary
Non-Employee Directors	Five times annual board retainer

As of the date hereof, all of the Named Officers are in compliance with the Company’s stock ownership guidelines.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the four non-employee directors named at the end of this report, each of whom is independent as defined by the New York Stock Exchange listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis section of this proxy statement be included in the Company’s 2009 Annual Report on Form 10-K filed with the SEC.

Compensation Committee of the Board

William K. Doyle (Chair)
Robert D. Paulson
David R. Banks
Richard I. Gilchrist

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during 2009. Mr. Banks was the Chairman of the Company from 1985 when it was organized until 1988 when it became an independent REIT, and has been a director since its inception. Neither Mr. Banks nor any current member of the Compensation Committee is a current or former executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent

(1)  SEC filings sometimes incorporate information by reference. This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2009.

RELATIONSHIP BETWEEN COMPENSATION POLICIES AND RISK MANAGEMENT

The Board routinely conducts a company wide risk assessment, as described above (See “Item 1 — Election of Directors — What is the Board’s Role in Risk Oversight?”). Based upon this assessment, the Board carefully evaluates any potential linkage between executive compensation and corporate risks. On this basis, with input from the Compensation Committee, the Board has concluded that current compensation programs are not reasonably likely to have a material adverse effect on the Company.

In reaching this conclusion, the Board and the Compensation Committee considered both the cash and equity components of total compensation. With respect to cash compensation, the Board and the Compensation Committee noted that base salaries are fixed in amount and thus do not encourage risk taking. Separately, while the discretionary performance-based cash bonus awards focus on achievement of annual goals, and annual goals may encourage a focus on shorter-term performance, cash bonuses do not represent a majority of any individual’s total compensation opportunities. The Board and the Compensation Committee believe that the bonuses appropriately balance risk and the desire to focus employees on specific annual goals which are important to both the Company’s annual and multi-year financial success, and that the bonuses do not encourage unnecessary or excessive risk taking. In addition, commencing 2010, the Board adopted an Incentive Compensation Repayment Policy that allows the Board or an appointed committee to take action to recover cash bonus awards in the event of a material restatement of the Company’s financial statements.

A significant portion of the compensation provided to executive officers and other senior employees of the Company is in the form of long-term equity incentive awards that are important to help further align the interests of the recipient with those of the Company’s stockholders. The Board and the Compensation Committee believe that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s stock price. These equity awards are staggered for overlapping multi-year periods and subject to long-term vesting schedules to help ensure that recipients have significant value tied to the Company’s long-term, and sustained stock price performance. In addition, the Company’s stock ownership guidelines align an appropriate portion of the personal wealth of our officers and directors to the long-term stability and performance of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table — Calendar 2009

The following table presents information regarding compensation of our Named Officers for services rendered during 2009, 2008 and 2007.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
Name and		Salary		Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)		($)	($)	($)	($)	($)	($)
(a)	(b)	(c)		(d)	(e)(1)	(f)(1)	(g)	(h)(2)	(i)
Douglas M. Pasquale	2009	562,500	(3)	1,153,750	1,304,860	870,167		195,422	4,086,699
President, Chief Executive Officer	2008	562,500		1,127,500	1,651,945	869,736	—	63,069	4,274,750
and Chairman of the Board of	2007	537,415		198,000	995,742	809,748	1,077,000	65,108	3,683,013
Directors
Abdo H. Khoury	2009	330,000	(4)	500,000	425,926	284,329	—	90,034	1,630,289
Executive Vice President	2008	330,000		440,000	543,057	279,930	—	37,969	1,630,956
and Chief Financial and	2007	315,000		47,500	1,393,954	321,957	472,500	38,172	2,589,083
Portfolio Officer
Donald D. Bradley	2009	325,000	(5)	425,000	408,692	272,303	—	43,617	1,474,612
Executive Vice President	2008	325,000		430,000	499,576	259,749	—	67,751	1,582,076
and Chief Investment	2007	310,000		55,000	1,506,730	289,089	465,000	30,385	2,656,204
Officer

(1)	The amounts reported in Columns (e) and (f) above reflect the aggregate grant date fair value recognized for option awards in accordance with Financial Accounting Standards Board ASC Topic 718 (disregarding any estimate of forfeitures related to service-based vesting conditions). No option awards granted to Named

Officers were forfeited during 2009. With respect to awards that are subject to performance conditions, the amounts reported in Column (e) above reflect the value at the grant date based upon the probable outcome of such conditions, and are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under Financial Accounting Standards Board ASC Topic 718 (disregarding any estimate of forfeitures). The value of the awards at the grant date assuming the highest level of performance conditions will be achieved are as follows:

		Value of Performance
		Based Awards at Grant
		Date (Assuming Achievement
		of Highest Level of
		Performance Conditions)
Name	Year	($)
Douglas M. Pasquale	2009	2,609,720
	2008	3,039,932
	2007	1,991,484
Abdo H. Khoury	2009	851,852
	2008	976,668
	2007	787,908
Donald D. Bradley	2009	817,384
	2008	909,020
	2007	713,460

Detailed information about the amount recognized for specific awards is reported in the “Outstanding Equity Awards at Calendar 2009 Year-End” table below. For a discussion of the assumptions and methodologies used to calculate the amounts reported in Columns (e) and (f), please see the discussion of equity incentive awards contained in Note 13 (Stock Incentive Plan) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2009 Annual Report on Form 10-K filed with the SEC, which note is incorporated herein by reference.

(2)	Amounts shown in Column (h) include matching contributions to the Company’s 401(k) Plan and Deferred Compensation Plan, executive health benefits, and term life insurance premiums paid by the Company, as set forth in greater detail in the table below. For Mr. Pasquale, amounts shown in Column (h) also include additional perquisites and other personal benefits, as set forth in greater detail in the table below. For Messrs. Pasquale and Khoury, vacation payout represents cash payouts for accrued and unused vacation time. In each of these cases, the amounts represent the actual cost to the Company:

			Deferred				Club
			Compensation	Executive	Term Life		and
		401(k) Plan	Plan	Health	Insurance	Season	Gym	Non-Dependent	Vacation
		Contributions	Contributions	Benefits	Premiums	Tickets	Dues	Insurance	Payout
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)
Douglas M. Pasquale	2009	22,050	26,751	8,430	7,287	3,188	7,731	13,709	106,276
Abdo H. Khoury	2009	22,050	14,913	7,736	2,500	—	—	—	42,835
Donald D. Bradley	2009	22,050	13,000	6,587	1,980	—	—	—	—

Mr. Pasquale is a member of our Board. As an employee-director, Mr. Pasquale does not receive additional compensation for his services as director.

(3)	Mr. Pasquale elected to defer $53,502 of his 2009 base salary.

(4)	Mr. Khoury elected to defer $29,826 of his 2009 base salary.

(5)	Mr. Bradley elected to defer $26,000 of his 2009 base salary.

Compensation of Named Officers

The “Summary Compensation Table — Calendar 2009” above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in 2009, 2008 and 2007. The primary elements of each Named Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives. Named Officers also earned the other benefits listed in Column (h) of the “Summary Compensation Table — Calendar 2009,” as further described in footnote (2) to the table.

The “Summary Compensation Table — Calendar 2009” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Officer’s base salary and annual bonus is provided immediately following this paragraph. The “Grants of Plan-Based Awards in Calendar 2009” table, and the description of the material terms of the stock options and performance shares granted in 2009 that follows it, provides information regarding the long-term equity incentives awarded to Named Officers in 2009. The “Outstanding Equity Awards at Calendar 2009 Year-End” and “Option Exercises and Stock Vested in Calendar 2009” tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards.

The “Non-Qualified Deferred Compensation — Calendar 2009” table and related description of the material terms of our non-qualified Deferred Compensation Plan provides a more complete picture of the potential future payments due to our Named Officers. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to our Named Officers under certain circumstances.

Description of Employment Agreements, Salary and Bonus Amounts

On September 30, 2003, the Company entered into an employment agreement with Mr. Pasquale, who has served as its President and Chief Executive Officer since April 2004. The agreement was subsequently amended on January 31, 2005, amended and restated on April 23, 2007, and amended and restated again on October 28, 2008. The 2008 restatement reflected technical changes for purposes of complying with Section 409A of the Code, such as clarifying the timing of bonus payments, severance payments and Section 280G tax gross-up payments, and adopting the definitions of “change of control,” “disability” and “separation from service” used under Section 409A of the Code. The term of the agreement is for three years; provided however that on the first day of each month after the effective date of the agreement, the employment term will automatically be extended so as to terminate on the third anniversary of such date unless the Company or Mr. Pasquale gives notice that the term will not be further extended. The agreement provides that Mr. Pasquale will receive an initial annualized base salary of $538,500, subject to annual review by the Compensation Committee. The Compensation Committee generally reviews Mr. Pasquale’s base salary each February, with any increase made retroactive to January 1st of that year. In making its determination with respect to Mr. Pasquale’s base salary, the Compensation Committee considers the factors discussed above under “Compensation Discussion and Analysis — Current Named Officers Compensation Program Elements — Base Salaries.” In 2008, the Compensation Committee increased Mr. Pasquale’s base salary to $562,500, and determined that it should remain at that level for 2009. Mr. Pasquale’s amended employment agreement provides for a target annual bonus opportunity for Mr. Pasquale equal to 100% of his base salary (with the actual bonus ranging from 0% of base salary for performance at the threshold level to 200% of base salary for performance at the high level). Based on FW Cook & Co.’s recommendation after reviewing comparable compensation data for our peer group companies, the Compensation Committee increased Mr. Pasquale’s target bonus opportunity for 2008 to 110% of his base salary (and up to a maximum of 220% of his base salary), and determined that it should remain at that level for 2009. The Compensation Committee will determine Mr. Pasquale’s actual bonus amount each year based on its assessment of the Company’s and Mr. Pasquale’s performance for the year, considering the factors discussed above under “Compensation Discussion and Analysis — Current Named Officers Compensation Program Elements — Annual Bonuses.” Mr. Pasquale is also entitled to receive share-based compensation at least annually in accordance with the Company’s compensation plans and participate in the Company’s other benefit plans applicable to the Company’s senior executives.

Grants of Plan-Based Awards in Calendar 2009

The following table provides details regarding plan-based awards granted to the Named Officers during the year ended December 31, 2009. The material terms of each grant are described below under “Description of Plan-Based Awards.” Each award disclosed on the table below was granted under the 2005 Performance Incentive Plan.

						All Other
						Option
					All Other	Awards:		Grant Date Fair
					Stock Awards:	Number of	Exercise or	Value
					Number of	Securities	Base Price	of Stock
					Shares of Stock	Underlying	of Option	and Options
	Grant				or Units	Options	Awards	Awards
Name	Date	Estimated Future Payouts under			(#)	(#)	($/Sh)	($)
(a)	(b)(1)	Equity Incentive Plan Awards			(i)	(j)(5)	(k)	(l)(6)
		Threshold	Target	Maximum
		($)	($)	($)
		(f)(2)	(g)(3)	(h)(4)
Douglas M. Pasquale	2/10/09	26,500	53,000	106,000				1,304,860
	2/10/09					101,300	25.40	870,167
Abdo H. Khoury	2/10/09	8,650	17,300	34,600				425,926
	2/10/09					33,100	25.40	284,329
Donald D. Bradley	2/10/09	8,300	16,600	33,200				408,692
	2/10/09					31,700	25.40	272,303

(1)	For equity incentive awards, the date in this column is the grant date recognized pursuant to FAS 123(R) which is the same as the date the award was granted by the Compensation Committee.

(2)	Represents payouts of the performance shares at threshold level of 50% of target.

(3)	Represents payouts of the performance shares at target level of 100%.

(4)	Represents payouts of the performance shares at maximum level of 200% of target.

(5)	Represents grants of stock options. Each stock option vests one-third per year for a three year period and was granted with a three-year dividend equivalent right.

(6)	With respect to awards that are subject to performance conditions, the amounts reported in Column (l) above reflect the value at the grant date based upon the probable outcome of such conditions, and are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under Financial Accounting Standards Board ASC Topic 718 (disregarding any estimate of forfeitures). The value of the awards at the grant date assuming the highest level of performance conditions will be achieved are listed at footnote 1 to the Summary Compensation Table above. With respect to awards of options, the amounts reported in Column (l) above reflect the aggregate grant date fair value in accordance with Financial Accounting Standards Board ASC Topic 718 (disregarding any estimate of forfeitures related to service-based vesting conditions).

Description of Plan-Based Awards

Each of the awards reported in the “Grants of Plan-Based Awards in Calendar 2009” table was granted under, and is subject to the terms of, the 2005 Performance Incentive Plan.

Unless otherwise provided in an individual award agreement, under the terms of the 2005 Performance Incentive Plan, if there is a change in control of the Company, each Named Officer’s outstanding awards granted under the plan will generally become fully vested and, in the case of options, exercisable.

Stock Options with Parallel Dividend Rights

On February 10, 2009, the Compensation Committee approved an award of stock options with parallel dividend rights to each of the Named Officers. Each option award was granted with a per share exercise price of $25.40, the closing price of a share of the Company’s common stock on February 10, 2009. The options vest one-third per year over three years and have a 10-year life. Following a termination due to death, disability or retirement, the options accelerate and remain exercisable until their normal expiration dates. Options may be assumed or substituted in connection with a change in control. If not assumed or substituted, options fully accelerate and remain exercisable for no less than 30 days, and they immediately accelerate in the case of a qualifying termination that occurs in connection with a change in control. For each option granted, a dividend right is also granted. During the first three years after the option is granted, in the event that the Company pays an ordinary cash dividend on its common stock, the Named Officer will be paid cash equal to the dividend rate times the number of shares for which dividend rights have been issued. Payment occurs regardless of whether the option has been exercised, but dividend payments cease upon the third anniversary of the grant date. Following (1) a termination due to death, disability or retirement; (2) a qualifying termination that occurs in connection with a change in control; or (3) a change in control if not otherwise assumed or substituted, the dividend equivalents accelerate and are paid immediately in a lump sum in an amount equal to (x) the number of remaining dividend payments that would have been payable under the award if no termination had occurred, multiplied by (y) the number of dividend equivalents subject to the award, multiplied by (z) the value of the quarterly dividend payment that was most recently paid prior to the termination. For more information with respect to the options and the dividend rights, see “Compensation Discussion and Analysis — Current Named Officers Compensation Program Elements — Long-Term Equity Incentives.”

Performance Shares

On February 10, 2009, the Compensation Committee approved an award of performance shares to each of the Named Officers. The performance share awards granted to Named Officers represent a contractual right to receive a number of shares of common stock if the following time-based and performance-based vesting requirements are satisfied. Subject to the officer’s continued employment, a percentage (ranging from between 50% to 200%) of the number of performance shares subject to the award are eligible to become earned and vested based on the Company’s total stockholder return (“TSR”) over the three-year period between January 1, 2009 and December 31, 2011 relative to the TSR of the companies comprising the NAREIT Index as of December 31, 2008, except that payout is capped at 100% of target if TSR is negative. Performance shares that become earned and vested will be paid in an equivalent number of shares of common stock following the performance period. Named Officers are not entitled to dividends or dividend equivalents with respect to performance shares. For information with respect to the vesting and termination provisions, see “Compensation Discussion and Analysis — Current Named Officers Compensation Program Elements — Long-Term Equity Incentives.”

Outstanding Equity Awards at Calendar 2009 Year-End

The following table presents information regarding the outstanding equity awards held by each Named Officer as of December 31, 2009, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards							Stock Awards
										Equity	Equity
										Incentive	Incentive Plan
										Plan	Awards:
										Awards:	Market or
									Market	Number of	Payout
								Number of	Value of	Unearned	Value
	Number of		Number of					Shares or	Shares or	Shares,	of Unearned
	Securities		Securities					Units of	Units of	Units	Shares, Units
	Underlying		Underlying					Stock	Stock	or Other	or Other
	Unexercised		Unexercised		Option			That Have	That	Rights that	Rights that
	Options		Options		Exercise	Option	Option	Not	Have Not	Have not	Have not
	(#)		(#)		Price	Grant	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		($)	Date	Date	(#)	($)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)(2)	(h)(3)	(i)	(j)(3)
Douglas M. Pasquale	60,000	(1)	—		21.29	10/19/04	10/19/14
	1,233	(1)	—		18.48	11/3/03	11/3/13
	23,767	(1)	—		18.48	11/3/03	11/13/14
			108,400	(6)	33.63	1/30/07	1/30/10
			133,600	(7)	32.19	1/29/08	1/29/11
			101,300	(8)	25.40	2/10/09	2/10/19
								146,556(9)	5,155,840
								4,100(10)	144,238
										71,900 (5)	2,529,442
										53,000 (4)	1,864,540
Abdo H. Khoury	6,994	(1)	—		21.29	10/19/04	10/19/14
	2,856	(1)	—		21.29	10/19/04	10/19/15
			43,100	(6)	33.63	1/30/07	1/30/10
			43,000	(7)	32.19	1/29/08	1/29/11
			33,100	(8)	25.40	2/10/09	2/10/19
								36,108(11)	1,270,279
								1,700(10)	59,806
										23,100 (5)	812,658
										17,300 (4)	608,614
Donald D. Bradley	14,000	(1)	—		21.29	10/19/04	10/19/15
	10,938	(1)	—		14.20	1/28/03	1/28/14
	3,828	(1)	—		19.60	1/21/02	1/21/13
	8,750	(1)	—		15.28	3/21/01	3/12/11
			38,700	(6)	33.63	1/30/07	1/30/10
			39,900	(7)	32.19	1/29/08	1/29/11
			31,700	(8)	25.40	2/10/09	2/10/19
								36,108(12)	1,270,279
								1,779(13)	62,585
								1,400(10)	49,252
										21,500 (5)	756,370
										16,600 (4)	583,988

(1)	Each stock option grant was granted under, and is subject to, the Company’s 1989 Stock Option Plan. The option expiration date shown in Column (f) above is the normal expiration date, and the latest date that the options may be exercised.

The stock option grants are accompanied by the following performance-based dividend equivalent rights. Three years after the grant date of an option, the Company’s performance for the period following grant was evaluated and dividend equivalents were awarded for a percentage of the total number of shares subject to each option grant based on such performance. Generally, 50% of the shares subject to the option were eligible for dividend equivalents based on the Company’s TSR performance over the three-year period following grant relative to a peer group of healthcare real estate investment trusts, as selected by the Compensation Committee after considering recommendations of FPL. The remaining 50% of the shares subject to the option were eligible for dividend equivalents based on the Company’s performance over the three-year period following grant in the areas of (1) growth percentage of FFO, (2) multiple of FFO, (3) dividend growth, (4) dividend yield, and (5) amount and quality of new investments. Each of these five factors was reviewed against the peer group; however, the determination as to whether this 50% test was met in whole or in part was based on an overall subjective judgment of the Compensation Committee. Fifty percent of the options granted in 2001 have dividend equivalent rights; 21.9% of the options granted in 2002 have dividend equivalent rights; and 62.5% of the options granted in 2003 have dividend equivalent rights. In connection with the transition from stock options to restricted stock in 2004, the Compensation Committee set the dividend equivalent rate for options granted in 2004 at 80%.

The dividend equivalent rights entitle the option holder to an amount equal to the per share ordinary cash dividend the Company pays on its common stock for each share subject to an outstanding and unexercised option that was awarded dividend equivalent treatment. Once dividend equivalent treatment was awarded, a “catch up” payment was made to the option holder to reflect dividends paid by the Company during the three-year performance period following the option grant date. Additional dividend equivalents are credited and payable on regular dividend payment dates until the earlier of (i) the Named Officer’s termination of employment or service or (ii) the expiration of the corresponding option according to its terms (i.e., ten years from the date of the applicable award agreement in the case of incentive stock options and eleven years from the date of the applicable award agreement in the case of non-qualified stock options), regardless of whether or when such option is exercised.

(2)	The restricted stock and restricted stock unit awards are subject to accelerated vesting in connection with a change in control of the Company and certain terminations of the Named Officer’s employment with the Company, as described in more detail above under “Grants of Plan-Based Awards in Calendar 2009” and below under “Potential Payments Upon Termination or Change in Control.” In addition, restricted stock granted to our Named Officers under the 1989 Stock Option Plan is also subject to accelerated vesting in the event of a termination of employment on account of death or normal retirement.

(3)	The market or payout value of stock awards reported in Columns (h) and (j) is computed by multiplying the number of shares or units of stock reported in Columns (g) and (i), respectively, by $35.18, the closing market price of our common stock on December 31, 2009.

(4)	Represents the target number of performance shares eligible to become earned and vested based on the Company’s TSR over the three-year period between January 1, 2009 and December 31, 2011 relative to the TSR of the companies comprising the NAREIT Index as of December 31, 2008 for that same period (with 50% of the performance shares becoming earned and vested if the Company’s TSR is at or below the 50th percentile and 200% of the performance shares becoming earned and vested if the Company’s TSR is at the 100 th percentile). At December 31, 2009 our ranking in the TSR described in the previous sentence was 65% which equates to earning 94% of the performance share awards, except that payout is capped at 100% of target if TSR is negative. The performance share awards are subject to full or partial accelerated vesting in the event of certain terminations of employment or upon certain changes in control of the Company. Officers are not entitled to dividends or dividend equivalents with respect to performance shares.

(5)	Represents the target number of performance shares eligible to become earned and vested based on the Company’s TSR over the three-year period between January 1, 2008 and December 31, 2010 relative to the TSR of the companies comprising the NAREIT Index as of December 31, 2007 for that same period (with 50% of the performance shares becoming earned and vested if the Company’s TSR is at or below the 50th percentile and 200% of the performance shares becoming earned and vested if the Company’s TSR is at the 100 th percentile). At December 31, 2009 our ranking in the TSR described in the previous sentence was 94% which equates to earning 182% of the performance share awards, except that payout is capped at 100% of target if TSR is negative. The performance share awards are subject to full or partial accelerated vesting in the event of certain terminations of employment or upon certain changes in control of the Company. Officers are not entitled to dividends or dividend equivalents with respect to performance shares.

(6)	Each SAR award with dividend equivalents reported in Column (c) was granted under, and is subject to, the Company’s 2005 Performance Incentive Plan. Each SAR award is scheduled to vest in three substantially equal installments: one-third of the award vested on January 30, 2008, one-third of the award vested on January 30, 2009, and the remaining installment is scheduled to vest on January 30, 2010. Vested SARs remain unexercisable until the earliest of January 30, 2010, certain terminations of employment or certain changes in control of the Company, upon which they will be exercised automatically.

(7)	Each SAR award with dividend equivalents reported Column (c) was granted under, and is subject to, the Company’s 2005 Performance Incentive Plan. Each SAR award is scheduled to vest in three substantially equal installments: one-third of the award vested on January 29, 2009, one-third of the award vested on January 29, 2010, and the remaining installment is scheduled to vest on January 29, 2011. Vested SARs will be exercised automatically upon the earliest of January 29, 2011, certain terminations of employment or certain changes in control of the Company.

(8)	Each stock option was granted under, and is subject to, the Company’s 2005 Performance Incentive Plan. The option expiration date shown in Column (f) above is the normal expiration date, and the latest date that the options may be exercised. Each stock option vests one-third per year for a three year period and was granted with a three-year dividend equivalent right.

(9)	The number of restricted stock units covered by this award and outstanding as of December 31, 2009 consists of the original 120,967.74 units granted and an additional 25,587.9 units credited to Mr. Pasquale as dividend equivalents. Of the unvested portion of this award, 50% of the units are scheduled to vest on August 15, 2011. The remaining 50% of the units are scheduled to vest in five substantially equal installments on August 15, 2012, August 15, 2013, August 15, 2014, August 15, 2015 and August 15, 2016.

(10)	The unvested portions of these awards vested on January 29, 2010.

(11)	The number of restricted stock units covered by this award and outstanding as of December 31, 2009 consists of the original 30,807.15 units granted and an additional 5,300.64 units credited to Mr. Khoury as dividend equivalents. Of the unvested portion of this award, 50% of the units are scheduled to vest on July 23, 2012, 20% of the units are scheduled to vest on each of January 23, 2013 and January 23, 2014, and the final 10% of the units are scheduled to vest on January 23, 2015.

(12)	The number of restricted stock units covered by this award and outstanding as of December 31, 2009 consists of the original 30,807.15 units granted and an additional 5,300.64 units credited to Mr. Bradley as dividend equivalents. Of the unvested portion of this award, 50% of the units are scheduled to vest on January 23, 2014, with the remaining 50% of the units scheduled to vest in seven substantially equal annual installments on January 23, 2015, January 23, 2016, January 23, 2017, January 23, 2018, January 23, 2019, January 23, 2020 and January 23, 2021.

(13)	This award vested on January 30, 2010.

Option Exercises and Stock Vested in Calendar 2009

The following table presents information regarding the options exercised and vesting of stock awards previously granted to the Named Officers during 2009.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired Upon	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)(1)	(d)	(e)(2)
Douglas M. Pasquale	—	—	79,529	2,731,117
Abdo H. Khoury	—	—	31,874	1,093,531
Donald D. Bradley	26,984	397,589	30,475	1,024,118

(1)	The dollar amounts shown in Column (c) are determined by multiplying (x) the difference between the closing price of our common stock on the New York Stock Exchange on the exercise date and the option exercise price by (y) the number of shares exercised.

(2)	The dollar amounts shown in Column (e) above are determined by multiplying (x) the number of shares that vested by (y) the closing price of our common stock on the New York Stock Exchange on the vesting date.

Non-Qualified Deferred Compensation — Calendar 2009

The following table presents information regarding the contributions to and earnings on the Named Officers’ deferred compensation balances in the Deferred Compensation Plan during 2009, and also shows the total deferred amounts for the Named Officers as of December 31, 2009.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance
	Last FY	Last FY	Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(1)	(d)	(e)	(f)
Douglas M. Pasquale	53,502	26,751	100,501	—	496,212
Abdo H. Khoury	29,827	14,913	52,628	—	227,925
Donald D. Bradley	26,000	13,000	74,886	—	383,725

(1)	All of the amounts reported as executive and registrant contributions in Columns (b) and (c) above are also included as compensation for each Named Officer in Columns (c) and (h), respectively, of the “Summary Compensation Table — Calendar 2009” above.

Non-Qualified Deferred Compensation Plan

The Company permits the Named Officers and other key employees to elect to receive a portion of their compensation reported in the Summary Compensation Table on a deferred basis under the Company’s Deferred Compensation Plan (“DCP”). Certain material terms of the DCP are discussed below.

Under the DCP, each participant may elect to defer up to 100% of his base salary and bonuses he may earn. The Company makes a matching contribution in respect of a participant’s deferrals under the plan equal to the lesser of one-half of the compensation (other than annual bonus) deferred by the participant under the plan for such year, or 4% of the participant’s compensation (other than annual bonus) for the same such year. Participants are always 100% vested in their plan accounts.

A participant’s deferrals under the DCP (including earnings and matching contributions) are credited with investment gains and losses until the amounts are paid out. Investment gains and losses are credited to a participant’s account based on the investment gain or loss that would have occurred had the participant’s account been invested in the investment options selected by the participant under the DCP. Investment options available under the DCP include: (i) a government fund selected by the plan administrator, which seeks to invest primarily in debt issued by the United States government; (ii) an equity fund selected by the plan administrator, which seeks to invest primarily in equity securities; and (iii) a balanced fund selected by the plan administrator, which seeks to invest primarily in both debt and equity securities, the proportions of which may change from time to time. In addition, the DCP includes an investment option under which investment gains and losses will be determined according to the securities or funds specified by the participant, subject to restrictions established by the plan administrator. Participants may change their investment options once per quarter at the time and in the manner specified by the plan administrator. The following table presents the investment gain or loss (expressed as a percentage rate of return) for each of the investment options under the plan for 2009.

Fund	Rate of Return for 2009
Schwab Retirement Money Fund	.16%
MetLife Stable Value Fund	4.01%
Schwab Total Bond Market	4.45%
AmCent Intl Bond Inv.	6.72%
James Bal: Golden Rainbow	7.13%
AmCent Inf-Adj Bond Inv.	10.58%
AmCent Equity Income Inv.	12.23%
PIMCO Low Duration D	13.03%
Dreyfus SM Cap Stk Indx	25.22%
Third Avenue Sm. Cap. Val.	25.28%
Schwab S&P 500 In. Inv.	26.25%
Parnassus Equity Income	28.75%
Schwab Intl Idx. Inv.	29.18%
Century Sm. Cap. Sel. Inv.	29.43%
Cohen & Steers RealSh	32.50%
UMB Scout International	35.54%
RS Value A	38.01%
Artisan Mid Cap Value	39.25%
US Global Inv. Glob. Res	68.25%
Vanguard Em Mkt Idx	75.98%
Fidelity Emerging Market	76.00%
Matthews China	78.30%

A participant’s plan balance becomes payable in a lump sum 30 days following the earliest of (1) an in-service distribution date if elected by a participant, (2) a participant’s “separation from service” as defined under Section 409A of the Code and (3) an unforeseeable emergency or hardship as described in the plan. The amount of any hardship distribution may not exceed the amount necessary to satisfy the hardship.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to certain Named Officers, depending on the circumstances surrounding their termination of employment with us. In addition to the benefits described below, upon a termination of a Named Officer’s employment with the Company, the Named Officer is generally entitled to amounts or benefits earned or accrued during the term of employment, including earned but unpaid salary and unused vacation pay. In calculating the amount of any potential payments to the Named Officers under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on December 31, 2009, and that the price per share of our common stock is equal to $35.18, the closing price on such date.

The amounts set forth below are estimates of the amounts which would be paid out to each Named Officer upon his termination or upon a change in control. The actual amounts to be paid out can be determined only at the time of such Named Officer’s separation from the Company or the change in control.

Employment Agreement with Douglas M. Pasquale

Mr. Pasquale’s employment agreement, described above under “Description of Employment Agreements, Salary and Bonus Amounts,” provides for certain benefits to be paid to Mr. Pasquale in connection with a termination of his employment with the Company under the circumstances described below. Payment of the severance and other benefits described below is contingent on Mr. Pasquale’s compliance with a covenant not to use or disclose the Company’s confidential information.

Severance Benefits — Termination of Employment.  Under Mr. Pasquale’s employment agreement with the Company, in the event Mr. Pasquale’s employment is terminated during the employment term either by the Company other than for “cause” or “disability” or by Mr. Pasquale for “good reason” (which includes any “change in control” of the Company) (as those terms are defined in the employment agreement), Mr. Pasquale will be entitled to severance pay that includes: (1) any accrued but unpaid base salary through the termination date; (2) a pro-rated portion of the annual bonus for the year of separation; (3) an amount equal to three times Mr. Pasquale’s highest base salary during any of the last three full fiscal years prior to the termination date, payable in equal monthly installments over the three-year period following the termination date; (4) an amount equal to three times the average annual bonus earned by Mr. Pasquale over the last three full fiscal years prior to the termination date, payable in equal annual installments over the three-year period following the termination date; (5) for a period of three years following the termination date, continued medical and life insurance benefits for Mr. Pasquale, with terms no less favorable, in the aggregate, than the most favorable of those provided to Mr. Pasquale during the year immediately preceding the termination date; (6) accelerated vesting of Mr. Pasquale’s equity-based awards to the extent outstanding on the termination date and not otherwise vested; (7) any performance-based dividend equivalents on then-outstanding stock options that were granted under the Company’s 1989 Stock Option Plan for the three-year period following the termination date; (8) payment of any compensation previously deferred (including matching contributions and earnings) by Mr. Pasquale in accordance with the provisions of the Company’s Deferred Compensation Plan; and (9) in the event that Mr. Pasquale’s separation benefits (whether under his employment agreement or any other plan or arrangement) are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, a gross-up payment so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

If Mr. Pasquale’s employment with the Company terminates on account of his death or total disability, Mr. Pasquale will be entitled to (i) a pro-rated portion of his annual bonus (at not less than 100% of base salary) for the fiscal year of separation and (ii) pro-rata vesting of outstanding stock-based awards. However, pursuant to the terms of Mr. Pasquale’s stock option agreements (for stock options granted under the 2005 Performance Incentive Plan), his stock options will fully vest upon a termination due to death, disability or retirement.

If at the time of Mr. Pasquale’s termination of employment, he is a specified employee (as defined in Section 416(i) of the Code) and the Company’s stock is publicly traded, any portion of the payments or benefits under the agreement that would otherwise be subject to taxation pursuant to Section 409A of the Code will be payable not earlier than six months after his separation from service with the Company (or if earlier, the date of his death). As soon as practicable following the date that is six months after his separation from service (or if earlier, his death), and in any event within ten business days of such date, Mr. Pasquale will receive the entire portion of the severance payments described above that he would have received as of such date without the application of this six-month delay and thereafter will receive the remaining payments as provided in the agreement.

Change in Control Agreements with Other Named Officers

The Company has entered into change in control agreements with Messrs. Khoury and Bradley. The agreements are substantially identical and provide for certain benefits to be paid to the Named Officer in connection with a termination of employment with the Company under the circumstances described below. In each case, payment of the severance and other benefits described below is contingent on the Named Officer’s compliance with a covenant not to use or disclose the Company’s confidential information.

Severance Benefits — Termination of Employment in Connection with a Change in Control.  The change in control agreements provide that, if within six months prior to or three years following a “change in control” of the Company the executive’s employment is terminated by the Company without “cause” (and not on account of death or total disability) or by the executive for “good reason” (as those terms are defined in the change in control agreements), then the executive will be entitled to receive the following separation benefits: (1) an amount equal to three times the executive’s highest annual base salary during any of the last three full fiscal years prior to separation, payable in equal monthly installments over the three-year period following separation; (2) an amount equal to three times the average annual bonus earned by the executive over the last three full fiscal years prior to separation, payable in equal annual installments over the three-year period following separation; (3) continued medical and life insurance benefits for three years following separation, on terms no less favorable in the aggregate than the most favorable of those provided to the executive during the year immediately preceding the separation; (4) accelerated vesting of all outstanding stock-based awards; (5) performance-based dividend equivalents on outstanding stock options that were granted under the Company’s 1989 Stock Option Plan for the three-year period following separation; and (6) any compensation previously deferred by the executive in accordance with the provisions of the plan under which such compensation was deferred.

Should an executive’s separation benefits (whether under a change in control agreement or any other plan or arrangement) be subject to the excise tax imposed under Section 4999 of the Code, the change in control agreements provide that the Company will make an additional payment to the executive so that the net amount of such payment (after taxes) received by the executive is sufficient to pay the excise tax due.

If, at the time of the executive’s termination of employment, the executive is a specified employee (as defined in Section 416(i) of the Code) and the Company’s stock is publicly traded, any portion of the payments or benefits under the agreement that would otherwise be subject to taxation pursuant to Section 409A of the Code will be payable not earlier than six months after his separation from service with the Company (or if earlier, the date of his death). As soon as practicable following the date that is six months after the date of his separation from service (or if earlier, his death), and in any event within ten business days of such date (or sixty days in the case of death), the executive will receive the entire portion of the severance package he would have received as of such date without the application of such six-month delay and thereafter will receive the remaining amounts as provided in the agreement.

Long-Term Equity Incentives

Unless otherwise provided in an individual award agreement, under the terms of each of the 1989 Stock Option Plan and the 2005 Performance Incentive Plan, if there is a change in control of the Company, each Named Officer’s outstanding awards granted under the respective plan will generally become fully vested and, in the case of options, exercisable, pursuant to any applicable requirements under Section 409A of the Code. Furthermore, the equity award agreements granted under the 1989 Stock Option Plan and the 2005 Performance Incentive Plan provide for certain levels of vesting in connection with qualifying terminations of employment. For additional information with respect to the acceleration of vesting in connection with certain terminations of employment and a change in control of the Company, see “Compensation Discussion and Analysis — Current Named Officers Compensation Program Elements — Long-Term Equity Incentives” and “Description of Plan-Based Awards” above.

Termination without Cause or for Good Reason Absent a Change in Control

The following table lists the estimated amounts Mr. Pasquale would have become entitled to, if his employment was terminated by the Company without “cause” (and not on account of his death or disability) or by Mr. Pasquale for “good reason” on December 31, 2009 absent a change in control. As previously discussed, none of the other Named Officers are entitled to any severance benefits for any termination not in connection with a change in control.

			Estimated	Estimated
	Estimated	Estimated	Total Value	Total
	Total Value	Total Value	of Cash	Value of	Estimated	Estimated
	of Cash	of Pro Rata	Payments -	Health	Total Value	Total Value	Estimated
	Payments -	Annual	Annual	Coverage	of Equity	of Dividend	Aggregate
	Base Salary	Bonus	Bonus	Continuation	Acceleration	Equivalents	Total Value
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)	(h)
Douglas M. Pasquale	1,687,500	1,153,750	3,556,250	35,199	16,224,214	742,016	23,398,929

(1)	For purposes of Column (e), we have calculated the estimated value to the executive of continued welfare plan coverage for three years following termination to be three times the executive’s cost for welfare plan coverage during 2009.

(2)	For purposes of Column (f), we have calculated the value of any option (including SAR award) or stock award (including performance shares) that may be accelerated in connection with a termination of employment described above to be the full value of such award (i.e., the full “spread” value for options and SARs and the full price per share of common stock for stock awards).

Termination without Cause or for Good Reason in Connection with a Change in Control

The following table lists the Named Officers and the estimated amounts they would have become entitled to, if in connection with a change in control, their employment was terminated by the Company without “cause” (and not on account of a Named Officer’s death or disability) or by the Named Officer for “good reason” (under an employment agreement for Mr. Pasquale, and under a change in control agreement for the other Named Officers) on December 31, 2009.

		Estimated	Estimated
	Estimated	Total Value	Total Value	Estimated			Estimated
	Total Value	of	of Cash	Total Value	Estimated	Estimated	Total Value
	of Cash	Pro Rata	Payments -	of Health	Total Value	Total Value	of	Estimated
	Payments -	Annual	Annual	Coverage	of Equity	of Dividend	Excise Tax	Aggregate
	Base Salary	Bonus	Bonus	Continuation	Acceleration	Equivalents	“Gross-Up”	Total Value
Name	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)	(h)(3)	(i)
Douglas M. Pasquale	1,687,500	1,153,750	3,556,250	35,199	16,224,214	742,016	7,935,318	31,334,247
Abdo H. Khoury	990,000	—	1,460,000	49,455	4,158,629	168,256	2,556,157	9,382,497
Donald D. Bradley	975,000	—	1,375,000	36,315	3,957,765	220,072	2,528,963	9,093,115

(1)	For purposes of Column (e), we have calculated the estimated value to the executive of continued welfare plan coverage for three years following termination to be three times the executive’s cost for welfare plan coverage during 2009.

(2)	For purposes of Column (f), we have calculated the value of any option (including SAR award) or stock award (including performance shares) that may be accelerated in connection with a termination of employment described above to be the full value of such award (i.e., the full “spread” value for options and SARs and the full price per share of common stock for stock awards).

(3)	The Company estimates that the foregoing benefits to the Named Officers would trigger excise taxes under Section 280G and Section 4999 of the Code. This amount reflects the gross-up payment to each Named Officer so that the net amount of such payment (after taxes) the Named Officer receives is sufficient to pay the excise tax. For purposes of calculating the Section 4999 excise tax, we have assumed that the Named Officer’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration for purposes of Section 280G (and thus the amount of the gross-up payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction.

Termination as a Result of Death or Disability

The following table lists the Named Officers and the estimated amounts they would have become entitled to had the Named Officer’s employment terminated on account of death or disability on December 31, 2009:

	Estimated	Estimated
	Total Value of	Total Value	Estimated
	Pro Rata	of Equity	Aggregate
	Annual Bonus	Acceleration	Total Value
Name	($)	($)	($)
(a)	(b)	(c)(1)	(d)
Douglas M. Pasquale	1,153,750	9,227,547	10,381,297
Abdo H. Khoury	—	2,561,882	2,561,882
Donald D. Bradley	—	2,315,115	2,315,115

(1)	For purposes of Column (c), we have calculated the value of any option or stock award that may be accelerated in connection with a termination of employment described above to be the full value of such award (i.e., the full “spread” value for options and the full price per share of common stock for stock awards).

Termination as a Result of Retirement

Other than Mr. Khoury, the Named Officers currently do not meet the requirements for retirement payments which require both (a) the Named Officer’s attainment of age 60 and (b) the completion of five years of service to the Company for awards granted prior to December 31, 2009 (or ten years for awards issued subsequent to December 31, 2009). Upon a termination as a result of retirement, the Named Officer’s performance shares are eligible to continue to vest and are subject to pro-rata vesting at the conclusion of performance period, the Named Officer’s SARs and related dividend equivalents, to the extent not previously terminated, continue to vest in accordance with the applicable vesting schedules, and the Named Officer’s options (that were granted under the 2005 Performance Incentive Plan) accelerate and the related dividend rights accelerate and are paid immediately in a lump sum in an amount equal to (x) the number of remaining dividend payments that would have been payable under the award if no termination had occurred multiplied by (y) the number of dividend equivalents subject to the award multiplied by (z) the value of the quarterly dividend payment that was most recently paid prior to the termination.

The following table lists the Named Officers and the estimated amounts they would have become entitled to had the Named Officer’s employment terminated on account of retirement on December 31, 2009:

	Estimated	Estimated
	Total Value	Total Value	Estimated
	of Equity	of Dividend	Aggregate
	Acceleration	Equivalents	Total Value
Name	($)	($)	($)
(a)	(b)(1)	(c)	(d)
Douglas M. Pasquale	—	—	—
Abdo H. Khoury	323,718	116,512	440,230
Donald D. Bradley	—	—	—

(1)	For purposes of Column (b), we have calculated the value of any option that may be accelerated in connection with a termination of employment described above to be the full value of such award (i.e., the full “spread” value for options).

Change in Control Absent a Termination

The following table lists the Named Officers and the estimated amounts they would have become entitled to had a change in control occurred on December 31, 2009 absent any termination of employment:

	Estimated
	Total Value	Estimated
	of Equity	Aggregate
	Acceleration	Total Value
Name	($)	($)
(a)	(b)(1)	(c)(2)
Douglas M. Pasquale	13,794,405	13,794,405
Abdo H. Khoury	4,204,590	4,204,590
Donald D. Bradley	4,089,771	4,089,771

(1)	For purposes of Column (b), we have calculated the value of any option (including SAR award) or stock award (including performance shares) that may be accelerated in connection with a termination of employment described above to be the full value of such award (i.e., the full “spread” value for options and SARs and the full price per share of common stock for stock awards).

(2)	The total value does not reflect any potential reductions to the extent necessary to ensure that the Company is not denied federal income tax deductions for any “parachute payments” imposed by Section 280G of the Code. In the event of a change in control absent a termination, the Named Officer’s equity acceleration may be cut back for these purposes.

Deferred Compensation Plan

Upon a Named Officer’s retirement or other termination of employment, the Named Officer will generally receive a payout of his nonqualified deferred compensation balance under the Company’s Deferred Compensation Plan. Please see the “Non-Qualified Deferred Compensation — Calendar 2009” table above and the related discussion of our Deferred Compensation Plan for a description of these deferred compensation payments.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements of the Company for the year ended December 31, 2009, with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter provided by the Company’s independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

February 8, 2010	Members of the Audit Committee
Keith P. Russell, Chairman
R. Bruce Andrews
William K. Doyle

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Ernst & Young LLP has been selected by the Company’s Audit Committee to serve as the Company’s independent accountants for the fiscal year ending December 31, 2010. Ernst & Young has been the Company’s independent accountants since March 2002. Representatives of Ernst & Young will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Audit Fees

The following table presents the aggregate fees billed for professional services rendered for the audit of the Company’s financial statements for 2009 and 2008.

	2009	2008
(1) Audit Fees	$640,000	$704,000
(2) Audit-Related Fees(A)	—	38,646
(3) Tax Fees(B)	690,170	1,377,882
(4) All Other Fees	—	—

	$1,330,170	$2,120,528

(A)	Audit-related fees for 2008 relate to due diligence procedures in connection with the Company’s transaction with Pacific Medical Buildings LLC and certain of its affiliates.

(B)	Tax compliance services, including preparation of U.S. federal and state tax returns, review of acquisitions for potential real estate investment trust tax issues, review of the taxability of the Company’s dividends, estimated payments of taxes and tax examination assistance.

All audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee charter provides for the pre-approval of all audit and audit related fees as well as the approval of any non-audit service provided above a de minimis level from time to time established by the Audit Committee. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee so long as he presents any decisions made to the full Audit Committee at its next scheduled meeting.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for 2010. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

VOTE REQUIRED

The affirmative vote of a majority of the votes cast at the meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent accountants. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

ITEM 3 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NATIONWIDE HEALTH PROPERTIES, INC. 2005 PERFORMANCE INCENTIVE PLAN

General

At the annual meeting, stockholders will be asked to approve the amendment and restatement of the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan (as amended and restated, the “Plan”), which was adopted by the Board on January 25, 2005, and was amended and restated, subject to stockholder approval, on February 9, 2010.

The Plan is being submitted to the Company’s stockholders in order to: (1) approve the amendment and restatement of the Plan to increase the number of shares reserved for issuance; (2) approve the extension of the term of the Plan; (3) ensure the Plan’s compliance with the Code; and (4) ensure its compliance with the NYSE Corporate Governance Standards concerning stockholder approval of equity compensation plans (the “Corporate Governance Standards”).

The Compensation Committee believes that the grant of equity based awards, such as stock options and restricted stock, is a highly effective way to align the interests of management with those of the Company’s stockholders and provides a cost-effective means of recognizing employee contributions to the success of the Company. The Compensation Committee also believes that increasing the number of shares of common stock available for this purpose will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining highly qualified key personnel. If this proposal is approved, the maximum number of shares reserved for issuance under the Plan will equal the sum of (i) 4.1 million shares; plus (ii) the number of shares subject to option awards granted under the 1989 Stock Option Plan, outstanding as of December 31, 2009, and which expire, or for any reason are cancelled or terminated, after December 31, 2009 without being exercised, or are added back to the Plan as described in more detail below; plus (iii) the number of shares subject to any awards granted under the Plan which are outstanding as of December 31, 2009.

We are asking in this proposal for your approval of the extension of the term of the Plan for an additional ten years from the date of the restatement. If you approve this proposal, the Plan will expire on January 25, 2020.

Section 162(m) of the Code (“Section 162(m)”) denies a deduction by an employer for certain compensation in excess of $1,000,000 per year paid by a publicly held corporation to the following individuals who are employed at the end of the corporation’s taxable year (“Covered Employees”): the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Principal Financial Officer) for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment of any such compensation, and that the plan be administered by “outside directors.” Accordingly, if the Plan is approved by stockholders and other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Plan will not be subject to the deduction limit of Section 162(m). We are asking in this proposal for your approval of the Plan and the performance goals that are applicable under the Plan where an award is intended to qualify as performance-based compensation under Section 162(m).

The Corporate Governance Standards provide that stockholders must be given the opportunity to vote on all equity compensation plans and material revisions thereto. The Plan is an equity compensation plan (i.e., a plan that provides for the delivery of our common stock to our employees as compensation for their services) and we are asking in this proposal for your approval of the Plan in compliance with the Corporate Governance Standards.

As of December 31, 2009, the following information relates to awards granted under the 1989 Stock Option Plan and the 2005 Performance Incentive Plan:

•	143,262 shares were issuable upon the exercise of outstanding options and SARs without dividend equivalents (with a weighted average exercise price of $16.69 and a weighted average remaining term until the expiration of 2.2 years);

•	903,797 shares were issuable upon the exercise of outstanding options and SARs with dividend equivalents (with a weighted average exercise price of $13.79 and a weighted average remaining term until the expiration of 3.3 years);

•	414,793 shares were issuable upon the vesting of outstanding restricted shares and restricted stock units; and

•	694,404 shares were issuable upon the vesting of outstanding performance shares assuming that these shares are issued at the maximum payout which is 200% for this type of award, including 278,302 performance units granted in 2008 and 2009 which continue to be subject to performance conditions and 68,900 performance shares granted in 2007 for which the performance period ended on December 31, 2009.

On March 19, 2010 the closing price of the Company’s common stock on the NYSE was $35.56 per share.

Plan Description

The following is a summary of the material terms of the Plan and is qualified in its entirety by the full text of the Plan, which is attached to this proxy statement as Appendix A.

Purpose.  The purpose of the Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.  Our Board or one or more committees appointed by our Board will administer the Plan. Our Board has delegated general administrative authority for the Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards, subject to the requirements of Section 409A of the Code;

•	subject to the other provisions of the Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or SAR under the Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award. Other than in connection with certain transactions, such as a merger or consolidation, the Plan explicitly prohibits offering to buy out an option or SAR for a payment in cash or the granting of an option, SAR or other award for, or in connection with the cancellation or surrender of an option or SAR.

Eligibility.  Persons eligible to receive awards under the Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 35 officers and employees of the Company and its subsidiaries (including all of the Company’s Named Officers), and each of the Company’s 9 non-employee directors, are considered eligible under the Plan at the present time.

Termination of or Changes to the Plan.  The Board may amend or terminate the Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the Plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the Plan and for any repricing. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board, the authority to grant new awards under the Plan will terminate on January 25, 2020. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the Plan. Outstanding awards generally may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Share Limits.  The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the Plan equals the sum of: (1) 4.1 million shares; plus (2) the number of any shares subject to stock options that have been granted under the 1989 Stock Option Plan, are outstanding as of December 31, 2009, and which expire, or for any reason are cancelled or terminated, after December 31, 2009 without being exercised, or are added back to the Plan pursuant to the share recapture provisions described below; plus (3) the number of any shares subject to stock options, stock appreciation rights, restricted stock, restricted stock units, or any other stock-based award that have been granted under the Plan, and are outstanding as of December 31, 2009. No additional awards have been granted under the 1989 Stock Option Plan since 2005.

The following other limits are also contained in the Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 5,147,059 million shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

•	“Performance-Based Awards” under Section 5.2 of the Plan denominated in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $3,000,000.

•	The maximum number of shares of common stock which may be delivered pursuant to “Performance-Based Awards” (other than qualifying options and qualifying SARs, and other than awards denominated in cash and covered by the $3,000,000 limit described in the previous bullet point), that are granted to any one participant in any one calendar year will not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in the Plan.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan. In the event that shares are delivered in respect of an award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the Plan. Shares surrendered or withheld as payment of either the exercise price of an award granted hereunder (including shares otherwise underlying an award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of such an award will not be counted against the share limits of this Plan and will again be available for grant under the Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan will again be available for subsequent awards under the Plan. In addition, the Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Plan.

Types of Awards.  The Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards pursuant to Section 5.2 of the Plan. The Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option (“ISO”) or a nonqualified stock option (“NQSO”). ISO benefits are taxed differently from NQSOs, as described under “Federal Income Tax Consequences of Awards Under the Plan” below. ISOs are also subject to more restrictive terms and are limited in amount by the Code and the Plan. The per share exercise price of an ISO may not be less than the fair market value of a share of the Company’s common stock on the date of grant. ISOs may only be granted to employees of the Company or a subsidiary.

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company’s common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

The other types of awards that may be granted under the Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the Plan as described below. Any dividend equivalents granted under the Plan in connection with any Performance-Based Awards and any other awards that vest based on the achievement of performance conditions will be accumulated until the applicable award is earned and will only be payable to the extent the related performance condition is satisfied.

Performance-Based Awards.  The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Code (“Performance-Based Awards”) to officers and employees of the Company or one of its subsidiaries. Performance-Based Awards are in addition to any of the other types of awards that may be granted under the Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The grant, vesting, exercisability or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following:

•	funds from operations;

•	funds from operations per share;

•	earnings per share;

•	cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities);

•	total stockholder return;

•	gross revenue;

•	revenue growth;

•	operating income (before or after taxes);

•	net earnings (before or after interest, taxes, depreciation and/or amortization);

•	return on equity or on assets or on net investment;

•	cost containment or reduction; or

•	any combination of the foregoing.

The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or SAR) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Award Agreements.  Each award granted under the Plan will be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Company and, if required by the Administrator, executed by the recipient of the award. The award agreement will set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of the Plan.

Deferred Payment of Awards.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. Any deferrals and deferral elections will be made on a form as required by the Administrator and will comply with the requirements of Section 409A of the Code.

Acceleration of Awards; Possible Early Termination of Awards.  Generally, and subject to limited exceptions set forth in the Plan, upon a dissolution or liquidation of the Company or the occurrence of a change in control event (which is defined in the Plan but generally means if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our Board occur, or if stockholders prior to a transaction do not continue to own more than 50% of the voting securities or outstanding common stock of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries), then awards then-outstanding under the Plan will become fully vested or payable, as applicable, and may terminate or be terminated in such circumstances, unless otherwise provided in an individual award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.  Subject to certain exceptions as described below, awards under the Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.

The exercise and transfer restrictions set forth in the Plan will not apply to: (i) transfers to the Company; (ii) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (iii) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the administrator; (iv) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or (v) the authorization by the administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the administrator. Furthermore, no award may be transferred by a participant to a third-party for consideration absent stockholder approval.

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Golden Parachute Limitation.  In the event that benefits or payments that are payable under the Plan and under any other plan or program to a participant (1) constitute “parachute payments” within the meaning of Section 280G of the Code and (2) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the benefits or payments payable under the Plan will be either (a) delivered in full, or (b) delivered to such lesser extent that would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the Excise Tax, results in the receipt by such participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. The Plan requires that the foregoing calculations be made, in good faith, by an independent accountant of national repute selected by the Company. However, if a participant is a party to an employment, severance or other agreement with the Company or one of its subsidiaries that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, will control as to any awards held by that participant.

New Plan Benefits

All future grants under the Plan are within the discretion of the Administrator and the benefits of such grants are, therefore, not determinable. However, as of March 17, 2010, the Company has made the awards of stock options, SARs, restricted stock and restricted stock units (collectively listed under “Number of Units”) and the awards of performance shares, under the Plan and as set forth in the table below.

Name and Position	Number of Units(1)	Number of Performance Shares
Douglas M. Pasquale	856,278	219,300
President, Chief Executive Officer
and Chairman of the Board of Directors
Abdo H. Khoury	237,372	76,000
Executive Vice President and
Chief Financial and Portfolio Officer
Donald D. Bradley	275,242	69,600
Executive Vice President and
Chief Investment Officer
Executive Group (Sum of the Named Officers)	1,368,891	362,500
Non-Executive Director Group	523,000	—
Associate of any of such directors or executive officers	—	—
Persons who received or are to receive 5 percent of options, restricted stock or restricted stock units	—	—
Officers other than Named Officers	705,320	165,702
Non-Officer Employee Group	25,850	—
Non-Employee Group	9,000	—

(1)	This column reflects awards of stock options, SARs, restricted stock and restricted stock units.

Federal Income Tax Consequences of Awards under the Plan

The U.S. federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

Options

With respect to NQSOs, the grantee will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the grantee for the shares. Upon a subsequent disposition of the shares received under the option, the grantee generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

In general, no taxable income is realized by a grantee upon the grant of an ISO. If shares of common stock are issued to a grantee (“option shares”) pursuant to the exercise of an ISO granted under the Plan and the grantee does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the grantee (a “disqualifying disposition”), then, generally (1) the grantee will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such grantee as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the grantee’s “alternative minimum taxable income.”

If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the grantee generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares.

Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NQSO as discussed above.

In general, the Company will receive an income tax deduction at the same time and in the same amount as the employee recognizes ordinary income.

Stock Appreciation Rights

The recipient of a grant of stock based SARs will not realize taxable income and the Company will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient will realize ordinary income equal to the fair market value of any shares received at the time of exercise. In general, the Company will be entitled to a corresponding deduction, equal to the amount of income realized.

Section 409A of the Code

The American Jobs Creation Act of 2004 added Section 409A to the Code, which imposes restrictions on “nonqualified deferred compensation.” Code Section 409A generally applies to amounts deferred after December 31, 2004. Generally, options and SARs with an exercise price at least equal to the fair market value of the underlying stock on the date of grant and restricted stock will not be considered deferred compensation if such awards do not include any other feature providing for the deferral of compensation. Failure to follow the provisions of Section 409A of the Code can result in taxation to the grantee of a 20% excise tax and interest on the taxable amount and, depending on the state, additional state taxes. It is intended that payments and benefits under the Plan comply with or be exempt from Section 409A of the Code. If taxes or penalties under Section 409A of the Code are imposed on a grantee in connection with the Plan, such grantee will be solely responsible and liable for the satisfaction of all such taxes and penalties, and neither the Company nor any affiliate will have any obligation to indemnify or otherwise hold the grantee (or any beneficiary) harmless from any or all of such taxes or penalties.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains two equity compensation plans: the 1989 Stock Option Plan and the 2005 Performance Incentive Plan. Both plans have been approved by the Company’s stockholders. Stockholders are also being asked to approve the amendment and restatement of the 2005 Performance Incentive Plan, as described above.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2009.

Number of Shares of
	Number of Shares		Common Stock Remaining
	of Common Stock		Available for Future
	to be Issued upon	Weighted-Average	Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Shares
	Options, Warrants	Options, Warrants	Reflected in the First
Plan Category	and Rights	and Rights	Column)
Equity compensation plans approved by stockholders	1,769,876	$21.37	1,217,893 (1)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	1,769,876	$21.37	1,217,893 (1)

(1)	This table does not reflect the 3,000,000 additional shares that will be available under the 2005 Performance Incentive Plan if stockholders approve Item 3.

VOTE REQUIRED

The affirmative vote of a majority of the votes cast at the meeting is required to approve the amendment and restatement of the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan, provided that the total vote cast represents more than 50% in interest of all securities entitled to vote on this proposal. Abstentions will have the same effect as voting against this proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2011 Annual Meeting.  Stockholders interested in presenting a proposal for consideration at the Company’s annual meeting of stockholders in 2011 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s bylaws. To be eligible for inclusion in the proxy statement, a stockholder proposal must be received by the Company’s Secretary no later than November 25, 2010. Any such proposal should be mailed to: Nationwide Health Properties, Inc., 610 Newport Center Drive, Suite 1150, Newport Beach, CA 92660, Attn: Secretary.

Stockholders interested in presenting a proposal or nomination of a candidate for election as a director at the Company’s 2011 annual meeting of stockholders outside the procedures prescribed in Rule 14a-8 (i.e., a proposal to be presented at the annual meeting of stockholders in 2011 but not included in the Company’s proxy statement) must do so in accordance with the Company’s bylaws, and the nomination or proposal must be received by the Company’s Secretary no earlier than October 26, 2010 and no later than November 25, 2010 to be considered timely. Under the SEC’s proxy voting rules, the Company may exercise discretionary voting authority on stockholder proposals received after November 26, 2010. Any such proposal should be mailed to: Nationwide Health Properties, Inc., 610 Newport Center Drive, Suite 1150, Newport Beach, CA 92660, Attn: Secretary.

New York Stock Exchange Certification.  The certification of the Chief Executive Officer required by the New York Stock Exchange Listing Standards, Section 303A.12(a), relating to the Company’s compliance with the New York Stock Exchange Corporate Governance Listing Standards, was submitted to the New York Stock Exchange on June 1, 2009.

Proxy Solicitation Costs.  The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers, employees and agents of the Company personally, by telephone, facsimile and other means. The Company may reimburse persons holding shares in their own names or in the names of the nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

By Order of the Board of Directors,

Douglas M. Pasquale
Chairman of the Board, President and Chief
Executive Officer
March 25, 2010

Appendix A

AMENDED AND RESTATED
NATIONWIDE HEALTH PROPERTIES, INC.
2005 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Nationwide Health Properties, Inc. 2005 Performance Incentive Plan (this “Plan”) of Nationwide Health Properties, Inc., a Maryland corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1 The Administrator.  This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2 Powers of the Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5 and subject to the requirements of Section 409A of the Code, as applicable;

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations.  Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5 Delegation.  The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1 Shares Available.  Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2 Share Limits.  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1) 4.1 million shares of Common Stock; plus

(2) the number of any shares subject to stock options that have been granted under the Corporation’s 1989 Stock Option Plan, as amended (the “1989 Plan”), are outstanding as of December 31, 2009, and which expire, or for any reason are cancelled or terminated after December 31, 2009 without being exercised, or are added back to the Plan pursuant to Section 4.3 hereof; plus

(3) the number of any shares subject to stock options, stock appreciation rights, restricted stock, restricted stock units, or any other stock-based award that have been granted under this Plan, and are outstanding as of December 31, 2009.

The following limits also apply with respect to awards granted under this Plan:

(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 5,147,059 million shares.

(b) The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(c) Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

For the avoidance of doubt, no new awards shall be granted under the 1989 Plan. Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares.  To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan and shall again be available for subsequent awards under this Plan. In the event that shares of Common Stock are delivered in respect of an award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan, and any remaining shares that are not so delivered shall again be available for subsequent awards under this Plan. Shares surrendered or withheld as payment of either the exercise price of an award granted hereunder (including shares otherwise underlying an award of a Stock Appreciation Right that are retained by the Company to account for the grant price of such Stock Appreciation Right) and/or withholding taxes in respect of such an award shall not be counted against the share limits of this Plan and shall again be available for grant under the Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4 Reservation of Shares; No Fractional Shares; Minimum Issue.  The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 10 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 10 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

4.5 Ownership Limit.  Notwithstanding anything contained herein to the contrary, no participant may receive Common Stock pursuant to or in connection with the exercise or payment of any award under this Plan to the extent it will cause such person to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit. In the event that the delivery of Common Stock upon the exercise or payment of any award under this Plan would cause a participant to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit, the Corporation shall have the right to deliver to the participant, in lieu of Common Stock, a check or cash in the amount equal to the fair market value of the Common Stock otherwise deliverable on the date of exercise or payment (minus any amounts withheld pursuant to Section 8.5). For purposes of this Section 4.5, “Ownership Limit” means 9.8% of the lesser of the number or value of the outstanding Equity Shares of the Corporation, except as otherwise permitted under the charter of the Corporation; “Beneficially Own” means ownership of Equity Shares by a person who would be treated as an owner of such shares either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code; “Constructively Own” means ownership of Equity Shares by a person who would be treated as an owner of such shares either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code; and “Equity Shares” means shares that are either Common Stock or preferred stock of the Corporation.

5.	AWARDS

5.1 Type and Form of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options.  A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the applicable limits under Section 4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5. To the extent a nonqualified stock option is granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, and to the extent necessary in order to avoid the imposition of excise taxes under Section 409A of the Code, notwithstanding any other provision in this Plan to the contrary, such stock option shall expire on the 15th day of the third month of the year following the year in which such stock option vests.

5.1.2 Additional Rules Applicable to ISOs.  To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights.  A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement, except as follows: (a) in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, provided that, to the extent that any such SAR is exercised and paid in shares of Common Stock, the actual number of shares delivered with respect to such SAR shall be counted against the applicable limits under Section 4.2. The maximum term of an SAR shall be ten (10) years. To the extent a SAR is granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, and to the extent necessary in order to avoid the imposition of excise taxes under Section 409A of the Code, notwithstanding any other provision in this Plan to the contrary, such SAR shall expire on the 15th day of the third month of the year following the year in which such SAR vests.

5.1.4 Other Awards.  The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below. Any dividend equivalents granted under this Plan in connection with any Performance-Based Awards and any other awards that vest based on the achievement of performance conditions shall be accumulated until the applicable award is earned and shall only be payable to the extent the related performance condition is satisfied.

5.2 Section 162(m) Performance-Based Awards.  Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator.  The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals.  The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion:

•	funds from operations;

•	funds from operations per share;

•	earnings per share;

•	cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities);

•	total stockholder return;

•	gross revenue;

•	revenue growth;

•	operating income (before or after taxes);

•	net earnings (before or after interest, taxes, depreciation and/or amortization);

•	return on equity or on assets or on net investment;

•	cost containment or reduction;

•	or any combination thereof.

These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award.  Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards denominated in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $3,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment.  Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion.  The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority.  As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

5.3 Award Agreements.  Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements.  Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. Any such deferrals and deferral elections made pursuant to this Section 5.4 shall be made on a form as required by the Administrator and shall comply with the requirements of Section 409A of the Code.

5.5 Consideration for Common Stock or Awards.  The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the next preceding day on which sales of Common Stock were made on the Exchange. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or by applicable law, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 RESERVED.

5.7.3 Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

Notwithstanding anything herein to the contrary, no award may be transferred by a participant to a third-party for consideration absent stockholder approval.

5.8 International Awards.  One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1 General.  The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2 Events Not Deemed Terminations of Service.  Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3 Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7. ADJUSTMENTS; ACCELERATION

7.1 Adjustments.  Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Section 8.8.3(b)) the performance standards applicable to any outstanding awards, or

(b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2 Automatic Acceleration of Awards.  Unless an individual award agreement provides otherwise, upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock) or the occurrence of a Change in Control Event, then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award.

For purposes of this Plan, “Change in Control Event” means any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) A complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

(e) Notwithstanding the foregoing, with respect to any award that constitutes a deferral of compensation subject to Section 409A of the Code, the above definition of Change in Control Event shall not apply, and instead “Change in Control Event” shall mean a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder.

7.3 Early Termination of Awards.  Any award that has been accelerated as required or contemplated by Section 7.2 (or would have been so accelerated but for Section 7.4 or 7.6) shall terminate upon the related event referred to in Section 7.2, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.4 Other Acceleration Rules.  Subject to the requirements of Section 409A of the Code, as applicable, any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2 and/or 7.3 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.5 RESERVED.

7.6 Golden Parachute Limitation.  In the event that benefits or payments that are payable hereunder and under any other plan or program to a participant (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the benefits or payments payable hereunder shall be either (a) delivered in full, or (b) delivered to such lesser extent that would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the Excise Tax, results in the receipt by such participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. The foregoing calculations shall be made, in good faith, by an independent accountant of national repute selected by the Company. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant.

8.	OTHER PROVISIONS

8.1 Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Employment Status.  No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded.  Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding.  Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date.  This Plan was originally effective as of January 25, 2005, the date of its initial approval by the Board. The amendment and restatement of this Plan, which is effective as of January 9, 2010 (the “Effective Date”), shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on January 25, 2020. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval.  To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.6.6 Prohibition on Repricing.  Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no stock option or SAR may be amended to reduce the per share exercise price of the shares subject to such stock option or SAR below the per share exercise price as of the date the stock option or SAR is granted and, except as permitted by Section 7 hereof, no stock option, SAR or other award may be granted in exchange for, or in connection with, the cancellation or surrender of a stock option or SAR. Further notwithstanding any provision in this Plan to the contrary, except as permitted by Section 7 hereof, absent the approval of the stockholders of the Company, the Administrator shall not offer to buyout for a payment in cash, a stock option or SAR previously granted.

8.7 Privileges of Stock Ownership.  Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

8.8.2 Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3.  It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m).  Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9 Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11 Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction.  The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Company Benefit and Compensation Programs.  Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

8.14 Section 409A of the Code.  Notwithstanding any provision to the contrary in this Plan, to the extent necessary to avoid the imposition of any taxes under Section 409A of the Code, no payment or distribution under this Plan that becomes payable by reason of a participant’s termination of employment with the Corporation will be made to such participant unless such participant’s termination of employment constitutes a “separation from service” (as such term is defined in Section 409A of the Code). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a “specified employee” as defined in Section 409A of the Code and, as a result of that status, any portion of the payments under this Plan would otherwise be subject to taxation pursuant to Section 409A of the Code, such participant shall not be entitled to any payments upon a termination of his or her employment until the earlier of (i) the expiration of the six (6)-month period measured from the date of such participant’s “separation from service” (within the meaning of Section 409A of the Code) or (ii) the date of such participant’s death. Upon the expiration of the applicable Section 409A deferral period, all payments and benefits deferred pursuant to this Section 8.14 (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or reimbursed to such participant in a lump sum as soon as practicable, but in no event later than ten (10) days following such expired period (or if the payment is being made following the participant’s death, no later than sixty (60) days following the date of death), and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING:				To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	For	Withhold	For All
	All	All	Except
1. Election of Directors	☐	☐	☐

Nominees:
01)	David R. Banks
02)	Douglas M. Pasquale
03)	Robert D. Paulson
THE BOARD OF DIRECTORS
RECOMMENDS YOU VOTE FOR THE
FOLLOWING PROPOSAL(S):

		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010.	☐	☐	☐

3.	Approval of the amendment and restatement of the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan.	☐	☐	☐
 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.
 For address change/comments, mark here                                    ☐
 (see reverse for instructions).
 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date
FOR MEETING DIRECTIONS
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THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2010
The undersigned hereby appoint(s) Abdo H. Khoury, William M. Wagner and Don M. Pearson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Nationwide Health Properties, Inc. that the undersigned is entitled to vote at the annual meeting of stockholders to be held at 1:00 p.m., Pacific Time on May 4, 2010 at the Conference Center at 610 Newport Center Drive, Newport Beach, California, and at any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR ITEM 1, AND FOR THE PROPOSALS IN ITEM 2 AND ITEM 3.
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